UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY®

2022

Notice of Annual Shareholder Meeting & Proxy Statement

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"We are turbo-charged for **growth** to generate **fee-like earnings** and become **the leader** in asset management-focused insurance."

Anant Bhalla,
Chief Executive Officer

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A Note About Financial Measures
We report certain performance measures we do not calculate in accordance with accounting principles generally accepted in the United States of America (GAAP). We do not present these as substitutes for the most directly comparable GAAP measures:

(dollars in thousands, except per share data)	2021
Net income (loss) available to common stockholders	430,317
Net income (loss) available to common stockholders per diluted common share	4.55

	2018	2021
Total stockholders' equity	2,399,101	6,323,127
Book value per common share	26.55	60.78

See Appendix A for further information.

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BOARD OF DIRECTORS

Nominated for Re-Election in 2022

Anant Bhalla

Alan D. Matula

Gerard D. Neugent

Other Directors

Joyce A. Chapman

Brenda J. Cushing

James M. Gerlach

Douglas T. Healy

Robert L. Howe

William R. Kunkel

David S. Mulcahy,
Chairman of the Board

Sachin Shah

(includes directors whose service we expect will extend through the 2022 annual shareholder meeting)

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EXECUTIVE OFFICERS

Chief Executive Officer

Anant Bhalla

Other Active Named Executive Officers

Axel André

Ronald J. Grensteiner

James L. Hamalainen

Jeffrey D. Lorenzen

Other Executive Officers

Dewayne Lummus

Phyllis Zanghi

v

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GO-TO-MARKET STRATEGY

DISTRIBUTION

Top 5 fixed index annuity IMO originator in 2021[1].	Pivot to broker-dealers and select banks.	Grew sales to drive "fee-like" earnings.	Talent magnet leading to next generation distribution.

[1]Secure Retirement Institute U.S. Individual Annuities Sales Survey.

PRODUCT

Complete refresh of general account "Shield series" product suite for Independent Marketing Organization (IMO) channel

SHIELD SUITE

AssetShield revamped pure accumulation

EstateShield expanded income product opportunity

FlexShield innovative market upside

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FIXED INDEX ANNUITY (FIA) SALES
+48%
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.3
$3.5
2020
(in billions)
2021

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INVESTMENT MANAGEMENT

INVESTMENT PORTFOLIO **PRIVATE ASSETS**

+80%
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$4.26
$7.66
2020
(in billions)
2021

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Placed $45 billion of core fixed income assets with **world-class investment managers BlackRock and Conning.**

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INVESTMENT MANAGEMENT

PRIVATE ASSET ORIGINATION

Over $1 billion committed for single family homes and residential mortgage loans.

x

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INVESTING IN OUR ENVIRONMENT

$500 million commitment to infrastructure investment with I Squared Capital including projects such as:

- Anaerobic renewable natural gas
- Environmentally friendly public-private partnerships for waste management
- Residential bulk fiber for digital transmissions
- 100% green-and-renewable-powered data centers
- Solar power generation and storage

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CAPITAL STRUCTURE

9%
2020
16%
2021

BROOKFIELD
16% EQUITY INVESTMENT

Raised over $250 million
of capital at year-end 2021

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BROOKFIELD REINSURANCE TREATY

NOW		FUTURE		TOTAL	
$4B	+	$6B	=	$10B	Reserves

- $230 million of deployable capital at inception
- 6-7 years of "fee-like" Return on Asset (ROA) revenues for both in-force and flow

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CAPITAL STRUCTURE

AEL RE BERMUDA

Transferred $4 billion of in-force policies to a well-recognized principles-based capital regulatory jurisdiction.

Future side-car reinsurance vehicles to grow “fee-like” ROA earnings.

RESTRUCTURED LIBR* REDUNDANT RESERVE FINANCING

POSITIVE RISK-BASED CAPITAL RATIO IMPACT OF 23 POINTS

QUARTERLY EXPENSE SAVINGS

$8-9
MILLION

*Lifetime Income Benefit Rider

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SIGNIFICANTLY STRENGTHENED RISK-BASED CAPITAL RATIO

28
Points
400
390
380
370
360
350
372
400
2020
2021

GENERATED $250 MILLION OPERATING DIVIDEND TO HOLDING COMPANY

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EXECUTIVE COMPENSATION

2021 PERFORMANCE SHORT-TERM INCENTIVES

Threshold
Target
Performance
Max
$6,250
$5,969
$5,000
$3,750
$2.99
$2.62
$2.39
$1.79
$1,186
$1,161
$1,037
$913
Annuity Deposits
(in millions)
Operating
Earnings per Share
(Ex. Index Credits and Notable Items)
Investment Spread
(in millions)

Performance Factor (approximate)	Annuity Deposits	Operating Earnings per Share	Investment Spread	Individual Goals
Anant Bhalla	178%	138%	200%	200%
Axel André	178%	138%	200%	133.3%
James L. Hamalainen	178%	138%	200%	183.3%
Jeffrey D. Lorenzen	178%	138%	200%	133.3%
Ronald J. Grensteiner	178%	138%	200%	100%
Weighting	25%	25%	20%	30%

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2019-2021 PERFORMANCE LONG-TERM INCENTIVES

Threshold
Target
Performance
Max
17.40%
16.80%
12.00%
6.60%
17.00%
11.70%
9.96%
6.40%
Average Annual Book Value per Share Growth
(Ex. Accumulated Other Comprehensive Income)
Operating Return on Equity
(Ex. Notable Items)

Performance Factor (approximate)	Average Annual Book Value per Share Growth	Operating Return on Equity
	144%	84%
50/50 Weighting	114%

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EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER COMPENSATION

2021 BASE SALARY
14%
2022-2024 LTI OPPORTUNITY
62%
2021 STIP AWARD
25%

ALL OTHER EXECUTIVE OFFICERS AVERAGE COMPENSATION

(approximate)

2021 BASE SALARY
24%
2022-2024 LTI OPPORTUNITY
38%
2021 STIP AWARDS
38%

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2022-2024 EXECUTIVE LONG-TERM INCENTIVE OPPORTUNITY ALLOCATION

DEFERRED CASH
25%
PERFORMANCE RSUs
55%
TIME RSUs
20%
PERFORMANCE GOALS
80%
STOCK-BASED
75%

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CORPORATE GOVERNANCE

WOMEN LEADERSHIP ON OUR BOARD

Women will chair each of our Board committees for portions of 2021 & 2022.

BOARD TENURE AND REFRESHMENT

36.4%
1-5 YEARS
36.4%
6-14 YEARS
27.2%
15+ YEARS

≈ 30% of directors to retire by the 2023 Annual Shareholder Meeting

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100%

ALL BOARD COMMITTEE MEMBERS ARE INDEPENDENT

COMMITTEE REFRESH

- **Established** a new Audit and Risk Committee with responsibilities for the Company's audit, information security, privacy, related person transaction, and operational, actuarial, and reputational risk oversight.
- **Enhanced** the Nominating and Governance Committee role in director nominee selection, skill development, training, and self-assessment.
- **Expanded** the Compensation and Talent Management Committee focus on CEO and executive officer performance, evaluation, compensation, succession, talent management, leadership, culture, and compensation risk oversight.
- **Appointed** an independent director to chair the Investment Committee and expand the committee's focus on oversight of portfolio risk.

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ENVIRONMENTAL AND SOCIAL

WE LIVE OUR VALUES

We make a positive difference in the American heartland, where our team members live and work.

In 2021, we sponsored:

- (Iowa) LGBTQ Legacy Leader Awards
- Black and Brown Business Summit, West Des Moines, Iowa
- Central Iowa DEI Awards Minority Scholarship
- Women Lead Change, Cedar Rapids, Iowa

AMERICAN EQUITY CARES

Celebrating Culture • Affirming Inclusivity • Retiring with Financial Dignity • Environmental Interests • Strengthening Neighborhoods

We encourage our team members to build their communities by providing paid volunteer time off.

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We are partnering with **Pro Iowa**
to redevelop a Des Moines EPA superfund site
into a multi-use **youth and community** sports and recreation facility.

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AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Items of Business
Thursday, June 10, 2022 8:30 a.m., Central Daylight Time	1.To elect three directors to three-year terms.
6000 Westown Parkway West Des Moines, IA 50266 (our principal executive offices)	2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (advisory vote).
Record Date Shareholders of record at the close of business on the record date, April 12, 2022, are entitled to the notice of and to vote at the meeting.	3.To approve the compensation of our named executive officers as disclosed in this proxy statement (advisory vote).
4.To transact such other business that may properly come before the meeting.
Vote Your Shares	Information about these matters is in the accompanying proxy statement.
BY TELEPHONE: 1 (866) 804-9616
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 10, 2022
The accompanying Proxy Statement, 2021 Annual Report to Shareholders, and 2022 CEO Letter to Shareholders are available at http://www.viewproxy.com/americanequity/2022.

We have outstanding awards representing 1,033,420 shares of our common stock (including both options and share awards) in exchange for past or future services.

Under limited circumstances, our directors are entitled to indemnification from us under applicable law and our bylaws.

ONLINE: www.AALvote.com/AEL
BY MAIL: If you received a paper copy of the proxy statement, you may vote by completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors Phyllis Zanghi Chief Legal Officer and Secretary

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Our Proxy Statement
We are providing this proxy statement, dated April 27, 2022, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the annual meeting of shareholders to be held on June 10, 2022 (Annual Shareholder Meeting), at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment. To obtain directions to the Annual Shareholder Meeting, you may contact us at our toll-free number: 1-888-221-1234.
We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, telephonically or electronically.
In this proxy statement, "we," "our," "us," and their derivative forms, and the "Company," refer to American Equity Investment Life Holding Company.

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Proposal 1
Election of Directors
Our Board of Directors has nominated three current directors whose terms expire at the 2022 annual shareholder meeting for new terms ending at the 2025 annual shareholder meeting:
•Anant Bhalla, also our President and Chief Executive Officer;
•Alan D. Matula, an independent director; and
•Gerard D. Neugent, an independent director.
Shareholders elect directors by a plurality vote of the shares of our common stock entitled to vote at 2022 annual shareholder meeting.
Our Board of Directors recommends you vote FOR its nominees, Mr. Bhalla, Mr. Matula, and Mr. Neugent.

Directors

Directors Nominated for a Term that Expires at the 2025 Annual Meeting
Anant Bhalla, 44, has served as a director since January 2020. Effective January 27, 2020, Mr. Bhalla was appointed our President, and effective March 1, 2020, he was appointed our Chief Executive Officer. Prior to that, Mr. Bhalla was a partner of Bhalla Capital Partners from March 2019 to January 2020. From 2016 until 2019, he served as Executive Vice President and Chief Financial Officer of Brighthouse Financial, Inc., an insurance and financial services company. From 2014 until 2016, he served as Chief Financial Officer of Retail Business for MetLife, a insurance and financial services company. Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer, and other management roles at Fortune 500 companies, including American International Group, Lincoln National Corporation, and Ameriprise Financial Services. Mr. Bhalla is also director of the Greater Des Moines Partnership, an economic and community development organization. Our Board of Directors concluded that Mr. Bhalla should serve as a director in light of his financial expertise, proven public company strategic leadership, and extensive knowledge of, and background in, our industry and business.
Class I
Alan D. Matula, 61, has served as a director since December 2015. He has served as the Chief Information Officer of Weber-Stephen Products LLC, a privately owned company that manufactures charcoal, gas and electric outdoor grills and accessories, since December 2015. Mr. Matula worked for the Royal Dutch Shell plc organization, an energy company, for over 30 years. During that time, he served in various information technology capacities for the parent company and several of its subsidiaries, including Chief Information Officer for Royal Dutch Shell plc from 2006 to 2015. Our Board of Directors concluded that Mr. Matula should serve as a director in light of his financial expertise, proven public company strategic experience as chief information officer overseeing technology and cyber-related risks, as well as his deep business experience.
Nominating and Corporate Governance Committee, Audit and Risk Committee; Class I
Gerard D. Neugent, 70, has served as a director since 2010. Mr. Neugent is a manager of William C. Knapp, LC, builders, since 2008. He also was a member of that company from 2008 until 2021 when he transferred his ownership of 4.8% to a trust for the benefit of his immediate family. He has served Knapp Properties, L.C. as Co-Chairman since 2017, and Knapp Properties, Inc. (Knapp Properties), a real estate development, management and brokerage business, as Chief Executive Officer from 2014 until 2020, as President from 2014 until 2017, and as President and Chief Operating Officer from 1993 until 2014. His primary duties there included real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Our Board of Directors concluded that Mr. Neugent should serve as a director in light of his experience in real estate and business management as well as his legal background.
Investment Committee, Nominating and Corporate Governance Committee; Class I

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Other Directors
Joyce A. Chapman, 77, has served as a director since 2008. She worked for over 35 years with West Bank, West Des Moines, Iowa until her retirement in 2006. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman served as a director for West Bank and West Bancorporation, Inc., a banking and trust services business, from 1975 until her retirement from its board in 2018. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Our Board of Directors concluded that Ms. Chapman should serve as a director in light of her experience in various organizations and her experience in the banking industry.
Compensation and Talent Management Committee, Nominating and Corporate Governance Committee; Class II, term expires at the 2023 annual shareholder meeting
Brenda J. Cushing, 58, has served as a director since March 2017. Ms. Cushing has been an independent insurance consultant since August 2015. From August 2014 to August 2015, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene Holding Ltd., a retirement services company, and from October 2013 to August 2014, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene USA Corp., a subsidiary of Athene Holding Ltd. From 2008 until its acquisition by Athene Holding Ltd. in 2013, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Aviva USA Corp., a diversified financial company that offered long-term savings, insurance and retirement income products. Ms. Cushing is a certified public accountant (inactive) and has been involved in the insurance industry for over 25 years. Ms. Cushing also serves as Director of MercyOne Des Moines (a medical center and hospital not-for-profit), Bankers Trust (a bank), and Merchants Bonding (a surety bond company). Our Board of Directors concluded that Ms. Cushing should serve as a director in light of her financial expertise and insurance company financial leadership for over two decades.
Audit and Risk Committee, Compensation and Talent Management Committee; Class III, term expires at the 2024 annual shareholder meeting
James M. Gerlach, 79, has served as a director since 1996. He served as our Executive Vice President from 1996 until his retirement in 2011. Prior to joining us, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company, a wholly-owned insurance subsidiary of Statesman, and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, an insurance subsidiary of American Life and Casualty Insurance Company. Mr. Gerlach was active in the insurance industry for over 45 years. Our Board of Directors concluded that Mr. Gerlach should serve as a director in light of his knowledge of our operations as well as his years of experience in the insurance industry.
Class II, term expires at the 2023 annual shareholder meeting
Douglas T. Healy, 57, has served as a director since September 2020. Mr. Healy currently serves as a senior advisor to a number of companies in the financial, technology and non-profit sectors. Prior to his current activities, Mr. Healy had more than 30 years of senior leadership experience at major financial and asset management firms including Credit Suisse, AXA Investment Managers and CS First Boston. He has a deep knowledge of the insurance industry, investment strategy, and asset allocation. Mr. Healy is a Chartered Financial Analyst and also serves as Director and Treasurer of The Eagle Academy Foundation. Our Board of Directors concluded that Mr. Healy should serve as a director in light of his financial and insurance expertise and asset management firm leadership for over 30 years.
Investment Committee, Audit and Risk Committee; Class III, term expires at the 2024 annual shareholder meeting

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Robert L. Howe, 79, has served as a director since 2005. He served the State of Iowa Insurance Division, the state's insurance regulator, from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in that position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant. Mr. Howe served as a director of EMC National Life Company, from 2003 until 2007, and, from 2007 until 2018, as a director of EMC Insurance Group, an insurance organization. He also served as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver. Our Board of Directors concluded that Mr. Howe should serve as a director in light of his experience in the financial oversight of insurance companies and his expertise in finance.
Investment Committee, Audit and Risk Committee; Class II, term expires at the 2023 annual shareholder meeting
William R. Kunkel, 65, has served as a director since June 2016. He served as General Counsel of the Archdiocese of Chicago, a religious organization, from November 2016 until July 31, 2020. From 2012 through April 1, 2016, he served as our Executive Vice President, Legal and General Counsel. Prior to joining us, Mr. Kunkel was a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for over 25 years, where he focused his practice on mergers and acquisitions, corporate finance and other corporate governance and securities matters. Our Board of Directors concluded that Mr. Kunkel should serve as a director in light of his experience as an executive of ours and as legal counsel to us, as well as his expertise in corporate governance and corporate finance.
Class II, term expires at the 2023 annual shareholder meeting
David S. Mulcahy, 69, has served as a director since 2011. He has served as our independent Chairman of the Board of Directors since April 2021 and served as our Audit Committee Chairman from 2011 to 2021. He previously served on our Board of Directors from 1996 to 2006. Mr. Mulcahy has served as non-executive Chairman of the board of Workiva Inc. (NYSE: WK), a technology company, since June 2018, and as a member of its board of directors since 2014. He served as chairman of its compensation committee from 2014 to 2018. Workiva Inc. is a provider of cloud-based compliance and regulatory reporting solutions serving a global client base, including some of the largest companies in the U.S. Mr. Mulcahy is the chairman of Monarch Materials Group, Inc., which manufactures and sells building products into the concrete construction industry. Mr. Mulcahy also serves as president and chairman of the board of directors of MABSCO Capital, Inc., which provides portfolio management services. Mr. Mulcahy is an active investor in private companies and previously managed private equity capital for numerous banks and insurance companies. He is a certified public accountant (inactive) who was a partner with Ernst & Young (EY), where he specialized in mergers and acquisitions. Mr. Mulcahy is a graduate of the University of Iowa. Our Board of Directors concluded that Mr. Mulcahy should serve as a director in light of his valuable perspective and extensive background and experience in business management, financial reporting and accounting.
Nominating and Corporate Governance Committee; Class III, term expires at the 2024 annual shareholder meeting
Sachin Shah, 45, has served as a director since November 2020. Mr. Shah currently is Managing Partner, Chief Investment Officer of Brookfield Asset Management Inc., and Vice Chair of Brookfield Renewable Group. Since 2002, Mr. Shah has been with Brookfield Asset Management Inc., a global alternative asset manager with assets under management across its real estate, infrastructure, renewable power, private equity, and credit strategies. He has held a variety of senior roles across that organization, including Chief Executive Officer of Brookfield Renewable Partners from 2015 to 2020. Our Board of Directors concluded that Mr. Shah should serve as a director in light of his financial and asset management expertise and experience.
Class III, term expires at the 2024 annual shareholder meeting

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Director Qualifications and Experience
Our Board believes that the director nominees and other directors are knowledgeable, skilled, and qualified to oversee our evolving business, and that our Board will continue to be well-equipped to vigorously exercise its role.

	Bhalla	Chapman	Cushing	Gerlach	Healy	Howe	Kunkel	Matula	Mulcahy	Neugent	Shah
Financial Services	✓	✓	✓		✓		✓		✓
Insurance	✓		✓	✓	✓	✓	✓
Risk Management	✓		✓		✓		✓	✓	✓	✓
Financial Reporting/Accounting	✓	✓	✓	✓		✓			✓		✓
Brand and Marketing	✓	✓						✓	✓
Executive Compensation							✓		✓	✓
Human Resources/Talent Management	✓	✓	✓					✓
Information Technology/Cybersecurity								✓	✓
Investment Management/Asset Allocation	✓				✓						✓
Legal/Insurance Regulatory	✓		✓	✓	✓	✓	✓		✓	✓
Other Public Company Board Experience		✓				✓			✓		✓

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Corporate Governance
As we described in our 2021 proxy statement, our Board engaged a nationally recognized corporate governance expert as an independent consultant to review the Board’s and its committees’ composition, tenure, charters, guidelines, and processes, informed by industry corporate governance best practices. A committee of independent directors worked with the independent advisor to develop proposals to enhance our Board's ability to focus on long-term shareholder value through attention to strategy, risk, talent, metrics for prudent and active risk-taking, management oversight, and sustainability. Our Board adopted those recommendations.
Among other things, our Board:
•considers its optimum size to be seven to nine directors, plus the Chief Executive Officer;
•adopted a new retirement policy that directors will not stand for re-election at or after 75 years of age;
•expects not to nominate or appoint (or to renominate upon end of current term) any of our former employees to the Board;
•appointed only independent directors to each of the Board’s standing committees;
•established a new Audit and Risk Committee with responsibilities for our audit, information security, privacy, related person transaction, and operational, actuarial, and reputational risk oversight;
•refreshed the Nominating and Corporate Governance Committee's responsibilities to enhance its role in director nominee selection, skill development, training, and self-assessment;
•expanded the focus of the Compensation and Talent Management Committee on Chief Executive Officer and executive officer performance, evaluation, compensation, and succession, as well as on oversight of talent management, leadership, culture, and management of any risks from succession planning or compensation plans; and
•appointed an independent director to chair the Investment Committee and expanded the committee’s focus on oversight of portfolio risk.
We expect shortly to begin the process to choose a search firm to recruit director candidates, including those with a diversity of experience.

Board Leadership Structure
Mr. Mulcahy serves as Chairman of the Board of Directors and Chair of our Nominating and Corporate Governance Committee, and focuses on Board effectiveness in oversight of company strategy, risks, and performance. Mr. Mulcahy is qualified to lead our Board in light of his tenure as a Board member and other public company board leadership, as well as his expertise in accounting, business building, and management. Among other things, Mr. Mulcahy coordinates liaison among the directors and senior management and chairs executive sessions of the independent directors.
Beginning in 2021, only independent directors are members of - and serve as the chair of - each of our Board committees. This promotes objective and effective committee oversight of management and achievement of the roles and goals our Board has assigned each committee.

Director Independence
Our Board considers a director independent only if the director has no material relationship with us and our affiliates and is otherwise independent under New York Stock Exchange rules. Our Nominating and Corporate Governance Committee has adopted Categorical Standards on Director Independence, available on our website (www.american-equity.com), as guidelines for determining whether a relationship is material.
The Board found Mr. Matula, Mr. Neugent, Ms. Chapman, Ms. Cushing, Mr. Healy, Mr. Howe, Mr. Mulcahy, and Mr. A.J. Strickland III (who is serving as a director until the annual shareholder meeting) independent. In so doing, our Board considered that Mr. Mulcahy serves on the Board of Directors of Workiva and is a less than 1% owner of that company. Workiva provides software and related services to us for drafting, managing, and filing information with the SEC and other accounting practices. Our Board also considered that Mr. Neugent is a director, manager,

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officer, and an owner of Knapp Properties. That firm provides property management services for the (unaffiliated) owner of American Equity office space. The firm’s fee is 4% of gross rent. Mr. Neugent is also a member and manager of William C. Knapp LC, a 50% owner of property where we lease warehouse space. In no case does the director have a material interest in the transactions with us.

Board and Committee Meetings
Each director attended at least 75% of our Board meetings and meetings of any Board committee on which the director served in 2021. All directors attended the 2021 annual shareholder meeting. We expect each of our directors to attend our 2022 Annual Shareholder Meeting.

Meetings During 2021
Board of Directors	6
Audit and Risk Committee (1)	10
Compensation and Talent Management Committee (2)	12
Nominating and Corporate Governance Committee	5
Investment Committee	5
(1) Includes both of its predecessors, the Audit Committee and the Risk Committee.
(2) Includes its predecessor, the Compensation Committee.
The Board as a whole took on the former responsibilities of the Innovation and Technology Committee and Executive Committee during 2021; as a result, neither committee met during the year.

Board of Directors’ Oversight of Risk Management
Our effective risk management is fundamental to delivery of long-term value to shareholders, policyholders, and other stakeholders. Our Board of Directors oversees our strategy and risk management, as well as the alignment of one with the other.
Each of our Board committees has a crucial role in risk management oversight:
•The Audit and Risk Committee plays a central role overseeing our risk management governance structure, risk management taxonomy, risk appetite, and risk assessment guidelines for the identification and review of risks that could have a material impact on us.
•The Nominating and Corporate Governance Committee oversees governance risk management through its director succession planning, director nominee selection, and director education.
•The Compensation and Talent Management Committee oversees our management of risks relating to our compensation arrangements, including how we avoid creating incentives to take excessive or inappropriate risks, as well as risks from continuity and orderly succession planning of our senior management.
•The Investment Committee oversees risks related to our investment portfolio, including investment risk limits, risk appetite, and risk guidelines.

Board Committees

Nominating and Corporate Governance Committee
The committee consists entirely of independent directors. The committee:
•assesses the skills, backgrounds, experience, independence, and expertise the board needs and identifies and recommends director nominees to the Board;
•establishes a director orientation program;
•reviews and advises our Board on ongoing director independence and conflicts of interest;
•develops and recommends corporate governance principles to our Board;

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•coordinates the Board and committee’s oversight of environmental, social and governance issues;
•reviews and recommends compensation of the Corporation’s independent directors to the Board;
•oversees the administration of our securities trading policies;
•oversees the completion of director and officer questionnaires;
•reviews the Board’s leadership structure; and
•conducts an annual Board and committee assessment.
See also "Board of Directors’ Oversight of Risk Management," above.
You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

Compensation and Talent Management Committee
The committee consists entirely of independent directors. The committee:
•reviews and approves compensation-related corporate goals and objectives for our Chief Executive Officer and other executive officers, evaluates their performance against such goals, and recommends their compensation for determination by our Board’s independent directors;
•when appropriate, assists our Board in recruiting a new Chief Executive Officer and in establishing related continuity, orderly succession, and contingency succession planning;
•oversees our short-term and long-term incentive plans and equity-based plans;
•oversees management’s processes and systems to attract, recruit, hire, train, develop, promote, and retain a talented and diverse workforce, and for the continuity and orderly succession of senior management; and
•reviews and approves its report and the Compensation Discussion & Analysis, each of which is included in this proxy statement.
See also "Board of Directors’ Oversight of Risk Management," above.
The committee has engaged Pearl Meyer & Partners, an independent compensation consultant (Pearl Meyer). Pearl Meyer provided advice, compensation benchmarking and market practice data. The committee reviewed information from Pearl Meyer addressing its independence and the independence of the team directly serving the committee. This included the nature of its services to us other than to the committee or Board (which was none), our fees in relation to its total revenue, its conflict of interest policies and procedures, and any relevant business or personal relationships or stock ownership including the independence factors set forth in Exchange Act Rule 10C-1. We believe that the firm’s work has not raised any conflict of interest and the firm is independent.
You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

Compensation and Talent Management Committee Interlocks and Insider Participation
None of our Compensation and Talent Management Committee members has ever been an officer or employee of ours or any of our subsidiaries. During our last fiscal year, none of our executives served on the compensation committee or board of directors of any company that had any executive officers who served on our Board of Directors or our Compensation and Talent Management Committee.

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Audit and Risk Committee
The committee consists entirely of independent directors. All committee members are able to read and understand financial statements. Ms. Cushing, Mr. Healy, Mr. Howe, and Mr. Matula are "audit committee financial experts," as that term is defined under United Stated Securities and Exchange Commission (SEC) rules. The committee oversees:
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements pertaining to financial statements and annual audit process;
•our independent auditors' qualifications and independence, and performance;
•our independent auditors and internal audit function; and
•many aspects of our our risk management. See "Board of Directors’ Oversight of Risk Management," above.
The committee also reviews and approves its report included in this proxy statement. You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

Investment Committee
The committee consists entirely of independent directors. The committee oversees our investment strategies, objectives, policies, practices and activities, including the performance of any third party investment sub-advisors. See also "Board of Directors’ Oversight of Risk Management," above.

Director Policies; Code of Ethics
Our Board's corporate governance guidelines assist it in exercising its responsibilities, and are designed to promote Board and committee effectiveness. You can find the guidelines under "Corporate Governance" through the "Investor Relations" link on our website at www.american-equity.com.
We require each independent director to own common stock of at least three times the annual director cash retainer. Directors must retain at least 75% of the net after-tax shares from the vesting, settlement or exercise of equity awards until they meet the stock ownership level. We measure stock ownership annually at year-end using the highest price within the past twelve (12) months. Each of our independent directors has met the stock ownership requirements.
We prohibit our directors from pledging, hedging, or similar arrangements for our common stock that lock in value without the full risks and rewards of stock ownership. We also prohibit them from buying our common stock on margin or borrowing against any account in which they own our common stock. In so doing, we aim to preserve the shareholder alignment from their stock ownership.
Our director conflict of interest policy provides guidance to directors on how to recognize an actual, apparent, or potential conflict; how to disclose it to us; and how to proceed in light of an actual, apparent, or potential director conflict of interest. It also describes how the Nominating and Corporate Governance Committee will review and act on a reported conflict of interest, and what actions and remedies it may recommend our Board implement. As such, it provides the framework for directors, the committee, and the Board to address such situations promptly, consistently, and manner designed to protect us and our shareholders

We have established a Code of Business Conduct and Ethics for our directors, chief executive officer, chief financial officer, chief accounting officer, other officers, and employees. The code explains how we expect everyone to conduct our business and how to determine the right choices when presented with an ethical problem. You can find the code under "Corporate Governance" through the "Investor Relations" link on the Company’s website at www.american-equity.com. You may request a printed copy of the Code of Conduct from our Corporate Secretary by mail at 6000 Westown Parkway, West Des Moines, Iowa 50266.

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Related Person Transaction Disclosures
We and our corporate affiliates enter into or continue related person transactions, as defined in SEC rules, only when our Board of Directors approves as described below. No director participates in any review of any transaction where that director or any immediate family members is the related person.
Our legal counsel advises the Board whether a proposed or amended transaction is a related person transaction. If so, our management or the related person submits the proposed transaction or amendment to the Audit and Risk Committee. The committee (or the chair, where awaiting full committee consideration would be impracticable), considers any facts and circumstances it determines relevant, such as the benefits to us, any impact on a director’s independence, the availability of other suppliers or customers, the terms of the transaction; and terms available to unrelated third parties or to customers generally. The committee approves the transaction only if it determines it is in, or not inconsistent with, our and our shareholders best interests.
In addition, each first calendar quarter, the committee reviews any existing related person transactions that have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. The committee determines if it is in our and our shareholders' best interests for the transaction to continue.
BlackRock, Inc. has publicly disclosed a greater than 5% beneficial interest in our common stock. During 2021, we paid BlackRock, Inc. fees of $8,130,594 for investment management services and to license a risk management analytics tool.
Brookfield Asset Management Reinsurance Partners Ltd. has publicly disclosed a greater than 5% beneficial interest in our common stock. Mr. Shah is an employee or officer of one or more of it and its affiliates (together, Brookfield). We have reinsurance and investment management arrangements with Brookfield. We received $4,231,057,388 in asset management fees and ceding commissions in exchange for premiums ceded net of benefits paid from Brookfield in 2021. In addition, in accordance with the terms of an agreement established in October, 2020, Brookfield purchased 6,775,000 shares of our common stock at $37.33 per share, for a total price of $252,910,750.

Director Compensation
We paid the following 2021 compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Joyce A. Chapman	96,000	96,007	192,007
Brenda J. Cushing	120,500	96,007	216,507
James M. Gerlach	86,000	96,007	182,007
Douglas T. Healy	90,000	96,007	186,007
Robert L. Howe	99,250	96,007	195,257
Michelle M. Keeley	90,500	96,007	186,507
William R. Kunkel	92,000	96,007	188,007
Alan D. Matula	93,750	96,007	189,757
David S. Mulcahy	194,000	96,007	290,007
Gerard D. Neugent	85,000	96,007	181,007
John M. Matovina (1)	95,500	96,007	191,507
Sachin Shah (2)	80,000	96,007	176,007
A.J. Strickland, III	97,250	96,007	193,257
(1)Mr. Matovina served for a portion of 2021.
(2)Mr. Shah has assigned his compensation to Brookfield.

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Our Nominating and Corporate Governance Committee uses the Board of Director’s independent compensation consultant, Pearl Meyer, for non-employee director compensation data and advice. Pearl Meyer provided a report in May 2021 to the (then-named) Compensation Committee, which determined director compensation at the time. The report recommended increases in non-employee director compensation (which had been targeted at the 25th percentile of our peer group in recent years) based on Pearl Meyer's evaluation of peer group compensation practices and data.
We pay each non-employee director:
•a $20,000 per quarter cash retainer; and
•an annual restricted stock grant with a value of approximately $96,000. In the table above, we report each restricted stock award at the $31.78 Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) grant date fair value (Grant Date Fair Value). For further information, please see Note 13 to the Consolidated Financial Statements in our Annual Report for 2021 on Form 10-K (our 2021 10-K). On June 10, 2021, we granted each director in the table above 3,021 shares of restricted stock. Ms. Keeley resigned from our board in 2022 and forfeited her award; all other shares remained outstanding as of year-end 2021 and are scheduled to vest on June 10, 2022.
We pay our independent Chairman an additional $30,000 fee per quarter.
Committee chairs and members earn (or earned) the following additional quarterly fees prorated for service for a portion of a quarter):

	Chair ($)	Other Members ($)
Current Committees:
Audit and Risk	10,500	3,000
Compensation and Talent Management	3,750	1,500
Investment	3,000	1,000
Nominating and Corporate Governance	3,000	1,000

Predecessor and Eliminated Committees:
Audit	10,500	3,000
Compensation	3,750	1,500
Innovation and Technology	2,250	750
Risk	3,000	1,000

We did not grant any non-employee directors any stock options in 2021. As of year-end 2021, Ms. Chapman, Mr. Howe, and Mr. Neugent each held 14,000 exercisable stock options as a result of awards we granted our non-employee directors in earlier years.

Selection of Director Nominees
In selecting nominees for election to our Board, the Nominating and Corporate Governance Committee will consider a candidate's background and qualifications, including experience, skills, expertise, diversity, integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, demonstrated ability to make a meaningful contribution to the Board's oversight, and reputation for honesty and ethical conduct. The committee may also consider a candidate's judgment, knowledge useful to the oversight of the business, specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us, and independence from us and our management. The committee may also seek a diversity of skills, backgrounds, ethnicity, experience, and expertise.
A shareholder may recommend a director candidate in writing in accordance with the requirements of our Amended and Restated Bylaws. In the case of a candidate a shareholder recommends to the committee, the committee may also consider the needs of the Board, the number of shares the shareholder owns and how long the shareholder has owned them.

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Proposal 2
Ratification of Appointment
of Independent Registered
Public Accounting Firm
Our Audit and Risk Committee has appointed Ernst & Young LLP (EY) our independent registered public accounting firm for 2022. We ask the shareholders to ratify this appointment. If the shareholders do not ratify the appointment, our Audit and Risk Committee will review the appointment taking into account the vote results. We expect EY representatives to attend our annual shareholder meeting, have the opportunity to make a statement if they wish, and be available to respond to appropriate questions.

Auditor Services and Fees
We incurred the following fees to our independent registered public accounting firms:

	2021 (1)	2020 (1)
Audit fees (2)	$2,842,708	$2,271,483
Audit-related fees (3)	—	238,545
Tax fees (4)	32,789	—
All other fees (5)	—	3,560
Total	$2,875,497	$2,513,588
(1)EY served as our independent registered public accounting firm for 2021. KPMG LLP (KPMG) served for 2020.
(2)Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.
(3)Audit-related fees primarily include comfort letters and consents related to debt and equity offerings and registration statements.
(4)Tax fees include fees associated with consultation and advice related to compliance with tax related regulations, including tax sharing agreements, tax basis policyholder reserves, partnership tax basis differences and proposals around U.S. tax reform.
(5)All other fees consist of fees for access to KPMG's accounting research website.
Our Audit and Risk Committee appoints, evaluates, compensates, retains, and oversees EY's work.
The Audit and Risk Committee or its chair must preapprove any service EY proposes to provide to us, and may do so only if it concludes the services and fees are consistent with EY's continuing independence. Our Audit and Risk Committee has adopted general preapproval of categories of audit, audit-related, tax, and and all other services and fees up to individual engagement and annual aggregate maximums. Audit and Risk Committee policy requires specific preapproval of all other services and fees.
Each quarter, the Audit and Risk Committee reviews detailed descriptions of each generally preapproved service, each service for which management seeks specific preapproval, and an estimate of fees for each service. The committee chair may preapprove services and fees for needs that arise between regularly scheduled committee meetings. The Audit and Risk Committee does not delegate its responsibilities to preapprove services to management.
All of the 2021 services and fees were preapproved consistent with the above.
We ended KPMG's engagement as our independent registered public accounting firm on November 16, 2020 and selected EY as the subsequent independent registered public accounting firm on November 16, 2020. Our Audit and Risk Committee approved this change. We had no disagreements with KPMG on any matter of accounting

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principles or practices, financial statement disclosure, or auditing scope or procedure, for either of the past two years or otherwise. None of KPMG's reports on our financial statements for either of the past two years or otherwise contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.
Our Audit and Risk Committee directors recommend you vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2022.

Audit and Risk Committee Report
The Audit and Risk Committee oversees:
•the integrity of the Company's financial statements;
•the Company's compliance with legal and regulatory requirements pertaining to financial statements and annual audit process;
•the Company's independent auditors' qualifications and independence, and performance;
•the Company's independent auditors and internal audit function; and
•many aspects of the Company's risk management.
EY audits the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issues an opinion on the fair presentation of those consolidated financial statements in conformity with U.S. generally accepted accounting policies (GAAP). EY also issues an opinion on the effectiveness of internal control over financial reporting. The Audit and Risk Committee appoints, evaluates, compensates, retains and oversees EY's work and meets regularly with EY and management, both jointly and separately.
The Audit and Risk Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with management and EY. The committee also reviewed Management’s Report on Internal Control over Financial Reporting and EY’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for 2021 filed with the SEC.
The committee discussed with EY the matters required to be communicated to it by applicable PCAOB standards. The committee received the written disclosures and letter from EY required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed EY's independence with it. EY confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.
Based on the review and discussions with management and EY referred to above, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for 2021 filed with the SEC.
Respectfully submitted,
Audit and Risk Committee
Brenda J. Cushing, Chair
Douglas T. Healy
Robert L. Howe
Alan D. Matula

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Proposal 3
Advisory Vote
on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we recommend shareholders approve the the following resolution:
"RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Security and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the company’s 2022 Proxy Statement."
The Compensation and Talent Management Committee will take the outcome of the vote into account when considering future compensation arrangements, including those for the executive officers. Because the vote is advisory, the result will not be binding on the Compensation and Talent Management Committee and it will not affect, limit, or augment any existing compensation or awards.
We expect to hold the next such vote at our 2023 annual meeting, as we currently provide our shareholders with the opportunity to vote on the compensation of our named executive officers at each annual meeting.

Our Compensation and Talent Management Committee directors recommend you vote FOR this proposal.

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Executive Officers

Name	Age	Position with the Company and Business Experience
Anant Bhalla*	44
•Our President (January 27, 2020 – Present), and our Chief Executive Officer (March 1, 2020 – Present)
•Partner of Bhalla Capital Partners, a private capital and asset management firm (March 2019 - January 2020)
•Executive Vice President and Chief Financial Officer of Brighthouse Financial, a life insurance company (2016 – 2019)
•Chief Financial Officer of Retail Business for MetLife, an insurance and financial services company (2014 – 2016)
•Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer and other management roles at Fortune 500 companies, including American International Group (AIG), Lincoln National Corporation, and Ameriprise Financial, each an insurance and financial services company.
•Mr. Bhalla has over 20 years of experience in the life insurance industry.

Axel André*	46
•Our Executive Vice President and Chief Financial Officer (September 7, 2021 – Present)
•Executive Vice President and Chief Financial Officer of Jackson National, an insurance and financial services company (February 2020 – February 2021)
•Previously Mr. André spent nearly 7 years at AIG.
•Mr. André joined AIG initially as Chief Risk Officer for Individual Retirement, Group Retirement, and Institutional Markets. He was promoted to Chief Financial Officer of Individual Retirement at AIG, where he was responsible for overseeing all aspects of the finance and actuarial value chain for the Individual Retirement business, including asset-liability management, hedging, reporting and capital management. Prior to his time at AIG, Mr. André served as a Managing Director on the Global Insurance Strategies team at Goldman Sachs, a financial services firm.

Ronald J. Grensteiner*	59
•President of American Equity Investment Life Insurance Company, our primary wholly-owned life insurance subsidiary (AE Life Insurance) (2009 – Present)
•Our Executive Vice President (June 2011 – Present)
•Mr. Grensteiner has more than 35 years of experience in the life insurance industry.

James L. Hamalainen*	57
•Our Executive Vice President and Chief Investment Officer, Insurance (January 2021 – Present)
•AE Life Insurance Chief Client Solutions Officer (July 2020 – Present)
•Executive Vice President, Chief Risk Officer of Brighthouse Financial (December 2016 - May 2020)
•Senior Vice President, Treasury and Investment Management at Ameriprise Financial (September 1991 - May 2016)
•Mr. Hamalainen has over 25 years of experience in financial services.

Jeffrey D. Lorenzen*	56
•Our Executive Vice President and Chief Risk Officer (January 2021 – Present), Executive Vice President and Chief Investment Officer (June 2015 – January 2021), and Senior Vice President and Chief Investment officer (2009 - June 2015)
•Mr. Lorenzen has more than 30 years of experience in the life insurance industry.

Dewayne Lummus	52
•Our Senior Vice President and Chief Accounting Officer (November 30, 2021 – Present)
•Managing Director and Corporate Controller of Equitable Financial Life Insurance Company (November 2019 – November 2021)
•Chief Financial Officer, Retail Financial Products at Teachers Insurance and Annuity Association of America (TIAA) (2015-2019)
•Before 2015, Mr. Lummus was the deputy controller at TIAA and, prior to that, held various financial accounting and reporting positions with Voya (formerly ING), an insurance and financial services company.

Phyllis Zanghi	49
•Our Executive Vice President, Chief Legal Officer and Secretary (April 1, 2021 – Present), Senior Vice President and General Counsel, U.S. Life Companies (October 2020 – Present), and Executive Officer (following the end of the fiscal year ended December 31, 2020)
•Head of Tax and Associate General Counsel of Brighthouse Financial (August 2017 - October 2020)
•Various positions including Senior Vice President of Tax and ERISA of Metropolitan Life Insurance Company (September 1998 - August 2017)
•Ms. Zanghi has over 20 years of experience as a legal advisor in the life insurance industry.

Each executive's term of office with us ends no later than our Board meeting immediately following the Annual Shareholder Meeting.
*Named executive officers. As required by SEC rules, our former executives Ted M. Johnson and Tolga Uzuner are also named executive officers.

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Compensation and Talent Management Committee Report
This report is furnished by the Company's Compensation and Talent Management Committee. The committee has reviewed the Compensation Discussion and Analysis (CD&A) in the Company’s 2022 proxy Statement and discussed it with management. Based on such review and discussion, the committee approved the CD&A and recommended that it be included in the 2022 proxy statement.
No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (Securities Act), or the Securities Exchange Act of 1934, as amended (Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or to be "filed" under either the Securities Act or the Exchange Act.
Respectfully submitted,
Compensation and Talent Management Committee

A. J. Strickland, III, Chair
Joyce A. Chapman
Brenda J. Cushing

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Compensation Discussion and Analysis

1.What is our compensation philosophy?	19
2.What are our compensation practices?	19
3.What are the elements of our executives' compensation, and why?	20
4.What mix of compensation elements do we use, and why?	20
5.What were our key executive compensation measures for 2021, and why?	20
6.What was our performance in 2021 against key compensation measures, and how did it produce performance factors for 2021 performance-based compensation payouts?	21
7.What compensation measures will we use for 2022-2024 long-term incentives, and why?	22
8.What is a holistic view of the Committee's compensations decisions related to 2021 performance?	22
9.What performance factors did we determine and apply for 2019-2021 performance-based long-term incentive compensation payouts?	23
10.What sign-on and other one-off compensation do we pay, and why?	23
11.What are our arrangements related to severance and change-in-control, and why?	23
12.What are our stock ownership guidelines, and why?	23
13.What are our policies on hedging, pledging, and recoupment, and why?	24
14.What are our stock-based award timing practices?	24
15.What are our compensation risk management practices?	24
16.How do we make our compensation decisions?	24
17.What compensation market data do we review, and why?	25
18.What were our say-on-pay results, and how did we consider them?	26

1.What is our compensation philosophy?
We design our compensation policies and programs to:
•attract and retain high-performing executive officers and employees;
•motivate and reward achievement of our annual and long-term goals in pursuit of our business strategies; and
•align executive officers and employees interests with shareholders through stock-based compensation and stock ownership requirements.

2.What are our compensation practices?
☑    We have a pay-for-performance culture. We determine our executives' compensation awards and payouts by our corporate and individual performance against financial and other goals aligned with our business strategies.
☑    We base most of our executives' incentive awards on the value of our common stock.
☑    We require our executives to continue in service over the course of years to receive long-term incentive payments.
☑    We require our executives to own stock at amounts determined by their management level; they may not sell most of the net shares we have paid them until they do so.
☑    We have a repayment policy that provides for clawback of executive incentive compensation overpayment when we have restated our financial statements due to wrongdoing.
☒    We do not provide incentives for our employees to take excessive risk; we use multi-year performance to determine long-term incentive payouts, and we have limits for payouts above maximum levels of returns.
☒    We do not allow employees to pledge, hedge, or borrow against our common stock.
☒    We do not provide defined benefit pension benefits or any supplemental executive retirement plan.
☒    We do not reprice or exchange underwater stock options, and may not do so without shareholder approval.
☒    We do not provide for any excise tax payment or tax gross-up for change-in-control related payments or provide tax gross-up for any perquisites or in-kind benefits.
☒    We do not offer our executives excessive perquisites.

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3.What are the elements of our executives' compensation, and why?
•We use base salary as a fixed form of compensation, and determine it using scope of responsibilities, individual performance and experience, and competitive data. We consider competitive data, each executive’s performance, length of service in the position and experience in determining base salaries. We increased Mr. Hamalainen's salary rate by 10%, effective January 1, 2022. We did not increase any of the other named executive officers' salary rates at that time.
•We use our American Equity Investment Life Holding Company Amended and Restated Short-Term Incentive Plan (STIP) to motivate and reward performance relative to American Equity and individual goals during the performance year that contribute to our long-term strategic success. We pay STIP awards in cash.
•We use long-term incentives to reward executives for enduring success against key financial measures over time. We also use them to encourage executives to remain with us, as each vests only over the course of years. We pay most long-term incentives in shares of our common stock, which further directly aligns executives' interests with our shareholders.
•We use severance pay and related benefits to obtain a release of claims and smoother talent transitions.
•We use change-in-control benefits to retain key executives during potential corporate transactions and promote their focus on maximizing shareholder value during and after such a transaction.
•We provide executives with limited perquisites, principally in the form of transportation that maximizes their availability to provide services to us and to lead our business, or in the form of benefits to facilitate their relocation to our Des Moines, Iowa area headquarters.
•We use a broad-based 401(k) program to provide all of our eligible employees with an opportunity to save a portion of current compensation for retirement and other future needs and incent such savings with a company matching contribution. We also use a broad-based employee stock ownership plan (ESOP) to provide all of our eligible employees a stake in our common stock. All employees are eligible for health, dental, long-term disability, and life insurance in order to help them manage these risks for themselves and their families, and in order for us to compete for talent with other employers offering such benefits.

4.What mix of compensation elements do we use, and why?
We use a mix of compensation for executives in order to promote a balance of retention, reward, and alignment. We allocated the overwhelming majority of our compensation for active named executive officers related to 2021 performance and service to incentive compensation rather than fixed pay. See the Executive Compensation section of "American Equity At-a-Glance," incorporated by reference into this CD&A, for an illustration.
The value of the overwhelming majority of 2022 long-term incentive opportunities are subject to achievement of performance goals. A like overwhelming majority of these opportunities are stock-based. See the Executive Compensation section of the "American Equity At-a-Glance," incorporated by reference into this CD&A, for an illustration.
We do not determine our 401(k) or ESOP benefits in relation to any of these compensation elements. Nor does compensation we granted for prior periods generally influence our decisions on new grants.

5.What were our key executive compensation measures for 2021, and why?
We set 2021 goals for:
•annuity deposits because we emphasize the quality of new business originated. Our strategy emphasizes our fixed index annuity business, and this goal helped strengthen that focus;
•operating income per share, which excludes items that fluctuate unrelated to our core operational performance, such as the impact of fair value accounting for our fixed index annuity business that are not economic in nature but rather impact the timing of reported results, in order to emphasize profitable growth and to strengthen alignment with our shareholders (we also excluded index credits to reduce market-driven volatility unconnected from management decisions and efforts and notable items in order to better reflect our ongoing, underlying earnings potential, to provide an appropriate incentive for management actions and performance without factors that could exaggerate or reduce results for unrelated reasons, and to better align with investor expectations);

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•investment spreads, which motivates senior leaders to manage the cost of money through rate setting on the one hand, and to manage book yield through investment activities on the other hand; and
•individual goals that allow us to incent management behaviors particular to each executive that contribute to our overall performance.

6.What was our performance in 2021 against key compensation measures, and how did it produce performance factors for 2021 performance-based compensation payouts?
•As we illustrate in American Equity At-a-Glance (incorporated in this CD&A by this reference), our overall performance was strong.
•Our annuity deposits were $5.97 billion. We delivered operating income available to common stockholders, excluding index credits, of $2.62 billion and investment spread of $1.186 billion.
•We produced this strong performance by, among other things, increasing fixed income annuity sales, investment portfolio private assets, and reinsurance. See the Executive Compensation section of American Equity At-a-Glance, incorporated by reference into this CD&A, for more details on our 2021 performance.
•The three financial metrics above accounted for 70% of each executive's STIP opportunity. The remaining 30% was based on personal objectives, as summarized below:

Executive Officer	Key Individual Performance Results	Resulting Individual Performance Factor
Anant Bhalla
•Closed critical reinsurance transaction with Brookfield’s Cayman-based reinsurer with reserves split across in–force and new business. Set up captive insurance company in Vermont and closed reinsurance transaction with Hannover related to restructuring of legacy redundant reserve financing.
•Demonstrated ability to operate and execute in multiple regulatory jurisdictions (Iowa, Vermont, Bermuda, Cayman).
•In excess of $3.4 billion of 2021 sourced private assets on balance sheet, generated above maximum revenue goal while de-risking the portfolio in aggregate at the same time.
•AEL CARES program implemented, providing a greater emphasis on donating to Diversity, Equity and Inclusion Initiatives.
•Hired a new Chief Financial Officer and Chief Legal Officer and oversaw successful talent transitions for the Chief Investment Officer and Chief Risk Officer.
200% of target
Axel André
•Fast assimilation into the role and organization as a leader with fast transition from CEO / Interim-CFO.
•Quickly assessed talent and made necessary talent decisions (e.g. Treasurer change, Chief Accounting Officer hire, Financial Planning & Analysis change).
•Built out internal controls capability.
133.3% of target
James L. Hamalainen
•Launched three new competitive products that generated over $800 million in sales.
•Executed a significant outsourcing project by taking on a $45 billion migration of assets from an internal team to Blackrock, in a seamless manner and putting more than $4 billion of cash to work with Blackrock.
•In excess of $3.4 billion of 2021 sourced private assets on balance sheet, generated above maximum revenue goal while de-risking the portfolio in aggregate at the same time.
183.3% of target
Jeffrey D. Lorenzen
•$358M single family rental established with block trade + $1 billion Anchor loan block trade against a $500 million target.
•Bermuda reinsurance entity fully executed and three capital efficient structured asset classes models developed and structure stress-tested.
133.3% of target
Ronald J. Grensteiner	•Focused on quality of sales. •Added 165 new Million Dollar Producers.	100.0% of target
•Because we exceeded our annual performance targets, and in light of their individual performance against their own goals, we made our Chief Executive Officer a STIP payout of 179% of his target, and we made payouts to our other active named executive officers of 149%-174% of their respective target amounts.

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7.What compensation measures will we use for 2022-2024 long-term incentives, and why?
We set goals for 2022-2024 Performance Restricted Stock Units (Performance RSUs) for:
•observable increased fee revenue or capital release from reinsured liabilities, in order to ensure a focus on this key measure of growth of capital-light recurring fee-based revenues; and
•operating return on average equity (excluding all other comprehensive income and Statement of Financial Accounting Standards (FAS) 133), because our management team's effective use of investors' capital is critically important.
We selected reinsured liabilities to focus our executives on our critical strategy to grow capital-light recurring fee-based revenues. We selected return on equity to focus our executives on profitable and efficient growth and align them with shareholders' interests. We will weigh each metric at 50% of the total opportunity.
We make the same exclusions to produce operating income to calculate return on equity for the same reasons we do so for annual performance. We exclude all other comprehensive income and FAS 133 from stockholders' equity to reduce market-driven volatility unconnected from management decisions and efforts.
We set goals for 2022-2024 Deferred Long-Term Incentive Cash Plan awards for the return on 2022 private asset investments to encourage management to select private asset investments to produce strong medium- and long-term returns.
We expect to disclose our performance against these long-term compensation measures in our first CD&A following the end of the three-year performance period.

8.What is a holistic view of the Committee's compensation decisions related to 2021 performance?
We report this information on a basis different from the Summary Compensation Table, which shows information in the manner required of all companies by SEC rules.
The Compensation and Talent Management Committee valued each element of compensation for each executive, and considered those elements in relation to one another, in February 2022 as follows:

Name	Salary ($)	Short-Term Incentive ($)	Long-Term Incentive Opportunity ($)	Total Compensation ($)
Anant Bhalla	1,000,000	2,684,702	4,500,000	8,184,702
Axel André	600,000	530,515	1,200,000	2,330,515
James L. Hamalainen	550,000	608,930	990,000	2,148,930
Jeffrey D. Lorenzen	508,000	565,333	635,000	1,708,333
Ronald J. Grensteiner	500,000	670,411	625,000	1,795,411
We report the salary rate effective early 2022; we increased only Mr. Hamalainen's rate at that time. We report the STIP award for 2021 performance. We prorated Mr. André's award based on time in role in 2021. The long-term incentive amounts:
•are the committee's compensation value of long-term incentive opportunities, the dollar amount that the committee divided among initial value of shares under stock-based awards and initial deferred cash award.
•are unvested and may never be paid, and are subject to performance goals or stock value, or both.
•are not reflected in the Summary Compensation Table for 2021. Rather, the stock-based awards will appear at Grant Date Fair Value in the 2023 proxy statement (for those executives named in that document), and the deferred cash long-term incentives will appear after determined.
The total above is not calculated on the same basis as the "Total" column in the Summary Compensation Table.

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9.What performance factors did we determine and apply for 2019-2021 performance-based long-term incentive compensation payouts?
•As we illustrate in American Equity At-a-Glance (incorporated in this CD&A by this reference), our overall performance was, in aggregate, above target.
•Our performance for operating return on average equity was between threshold and target, and between target and maximum for average annual book value per share growth, for a total performance factor of 113.98%. (Target performance in both measures would have generated a performance factor of 100%, and at maximum would have generated 150%.) We excluded notable items from operating return on average equity; see the answer to question 5 above. We also excluded accumulated other comprehensive income (AOCI) from book value per share because it fluctuates unrelated to our core operational performance due to unrealized changes in the fair value of available-for-sale securities, in order to emphasize profitable growth and to strengthen alignment with our shareholders.
•As a result, Mr. Grensteiner and Mr. Lorenzen, each earned 113.98% of the shares in their award. As we hired Mr. Bhalla, Mr. André, and Mr. Hamalainen after 2019, we had not granted them any 2019-2021 Performance RSUs.

10.What sign-on and other one-off compensation do we pay, and why?
From time to time, we use sign-on payments and grants to attract the talent we need to reach our business goals. When we use cash payments, we require the executive to repay the full amount unless the executive remains with us for a prescribed term of at least one year. When we use grants of stock-based awards, we require the executive to remain with us for up to three years for the award to fully vest; in many cases, we use stock options, which have no value whatsoever unless our common stock price increases. In so doing, we create a retention incentive and align the executive's interests with those of shareholders.
Some of our executives received "Special Performance Vesting Stock Option Grants" in early 2021. For information on those grants, see our 2021 Proxy Statement.

11.What are our arrangements related to severance and change-in-control, and why?
We use severance pay and related benefits to obtain a release of claims and smoother talent transitions. Our severance plan applies only in the case of involuntary termination of employment, which encourages retention. It determines severance pay based on a fixed formula that takes account of the employee's salary rate and either management level or number of years of employment, which rewards lengthier service. Depending on whether the employee has served a sufficient portion of the performance year, severance may also include a pro rata portion of STIP opportunity.
We use change-in-control benefits to retain key executives during potential corporate transactions and promote their focus on maximizing shareholder value during and after such a transaction. Such severance is payable only in connection with the end of an executive's employment following a change in control. In no event is any executive's payment grossed-up on account of any excise or income taxes.

12.What are our stock ownership guidelines, and why?
In order to further align our executives' interests with those of our shareholders, we require them to own a meaningful stake in our common stock. Our Chief Executive Officer must own five (5) times base salary rate, and must retain at least 75% of net shares acquired from settlement of stock awards or stock option exercises until meeting that requirement. Other executives must own three (3) times base salary rate and retain at least 50% of such net shares in like circumstances. We include time-based RSUs (Time RSUs) and one-third of exercisable stock options among the forms of stock ownership, and measure it annually at year-end using the highest price within the past twelve (12) months.

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As of April 12, 2022, our Chief Executive Officer's ownership, and each of our other active named executive officers' ownership, was above the required ownership level (except for Mr. André, who joined us in 2021).

13.What are our policies on hedging, pledging, and recoupment, and why?
We prohibit our executives from pledging, hedging, or similar arrangements for our common stock that lock in value without the full risks and rewards of stock ownership. We also prohibit them from buying our common stock on margin or borrowing against any account in which they own our common stock. In so doing, we aim to preserve the shareholder alignment from executive stock ownership.
Our incentive compensation repayment policy applies if we should restate our financial statements due to material non-compliance with any financial reporting requirements under the federal securities laws due to embezzlement, fraud, breach of fiduciary duty, misconduct or gross negligence, and if it includes the restatement of a material incentive performance measure or target. In such a case, we may recalculate any amount of incentive compensation of current or former employees who were executives at the time covered by the restatement, forfeit such unearned amounts, and require reimbursement of such paid amounts. This policy advances our pay for performance practices by clawing-back unearned incentive compensation.

14.What are our stock-based award timing practices?
We do not grant awards to current or new employees in anticipation of the release of non-public information about us or any other company.
We grant our executives annual stock-based awards in late February or early March. In doing so, we divide a compensation dollar value by the grant date closing price of our stock to determine the number of shares underlying the award and any stock option exercise price. We release our fourth quarter and full year financial results by mid-February, giving the market several days' time to digest this information before we make grants.
On the rare occasions when we grant awards in connection with hiring an executive, we do so coincident with the hiring.

15.What are our compensation risk management practices?
Each year, we analyze our compensation practices to ensure they do not provide incentives to take excessive risk. For 2022, we reviewed our corporate incentive compensation, including each of the compensation programs in which our executives participated and compensation specifically for employees who focus on sales origination. For each, we considered factors such as the performance measures, how payments are determined, the length of performance periods, and management controls designed to monitor and mitigate risks. As a result, we concluded that our compensation programs are not reasonably likely to have a materially adverse effect on us. We discussed our review and conclusions with our Compensation and Talent Management Committee.

16.How do we make our compensation decisions?
In preparation for each year's compensation decisions:
•Late in each year, our Chief Executive Officer proposes total STIP and long-term incentive opportunities for each executive for the following fiscal year to our Compensation and Talent Management Committee, based on budget, business conditions, and competitive compensation considerations. The committee, advised by our Chief Executive Officer, and its own independent consultant, considers the proposal and, if it agrees, approves it.
•Early each year, our Chief Executive Officer meets with our Chief Financial Officer and others to determine the corporate financial goals for that fiscal year and for the coming three-year period in light of our strategy and other factors, such as business conditions, regulatory conditions, and market conditions, and discusses those goals with our Board. Based on those goals, our Chief Financial Officer proposes the corporate financial goals applicable to each executive for STIP and long-term incentive opportunities for that fiscal year and three-year period to our Compensation and Talent Management Committee. The committee, advised by our Chief

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Executive Officer, Chief Financial Officer, Chief Legal Officer, and its own independent consultant, considers the proposal and, after make any changes it determines, approves it.
•Our Chief Executive Officer prepares a draft of his or her own individual goals for that fiscal year in light of the executive's particular role, our strategy and other factors, such as business conditions, regulatory conditions, and market conditions. The Compensation and Talent Management Committee, advised by our Chief Human Resources Officer and its own independent consultant, considers the proposal and, after making any changes it determines, approves it.
•Our Chief Executive Officer also meets with each executive early in each year to set individual goals for that executive for that fiscal year in light of the executive's particular role, our strategy, and other factors such as business conditions, regulatory conditions, and market conditions. Our Chief Human Resources Officer advises our Chief Executive Officer and other executives as they determine these goals.
In order to make each year's compensation decisions:
•Following each year, our Chief Financial Officer presents our performance results against corporate financial goals for that fiscal year and for the three-year period just ended, and the performance factors produced under STIP and each long-term incentive program by those results. The committee, advised by our Chief Financial Officer and its own independent consultant, considers the performance factor results and, if it agrees they are accurate, approves them.
•Also following each year, our Chief Executive Officer reviews and rates the performance of each of our officers for the prior year, except for himself. Our Chief Human Resources Officer advises our Chief Executive Officer in this, except with respect to the performance of the Chief Human Resources Officer him or herself. Our Chief Executive Officer also meets with our Compensation and Talent Management Committee to discuss these ratings and the bases for them. The committee, advised by our Chief Executive Officer, the Chief Human Resources Officer (except with respect to his or her rating) and its own independent consultant, considers the ratings and, if it agrees, approves them. We use those individual ratings, as well as the corporate financial performance, to determine each executive's STIP award for that year.
•In addition, following each year, our Chief Executive Officer reviews his or her own performance and drafts a description of accomplishments. The Compensation and Talent Management Committee, advised by our Chief Human Resources Officer and its own independent consultant, considers the description and a performance rating our Chief Human Resources Officer proposes, and changes it or approves it as proposed. We use that individual rating, as well as the corporate financial performance, to determine the Chief Executive Officer's STIP award for that year.
Our Chief Human Resources Officer and the committee's independent consultant also discuss survey and benchmarking data related to executive compensation and other topics of interest from time to time. No executive has the authority to approve his or her own compensation or to grant STIP or long-term incentive awards to any executive officer.

17.What compensation market data do we review, and why?
•Our Compensation and Talent Management Committee reviews and considers external market data provided by its independent consultant. For 2021, the committee asked its independent consultant, Pearl Meyer, to conduct a study and provide advice and data with respect to compensation benchmarking and market practices for our executives. Pearl Meyer provided a new complete study and report in the fourth quarter of 2020 for use with all 2021 compensation decisions.

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•To develop a blended market consensus on base salary, target total cash compensation and target total direct compensation for the position of each named executive officer, Pearl Meyer used data from thirteen publicly traded companies, with a focus on financial services and insurance companies, that it considers appropriate, and reviewed this list with the Compensation and Talent Management Committee. The thirteen companies it included were:

AllianceBernstein Holding L.P.	Horace Mann Educators Corporation
American Financial Group, Inc.	Invesco Ltd.
American National Group, Inc.	Kemper Corporation
Athene Holding Ltd.	Primerica, Inc.
Brighthouse Financial, Inc.	Reinsurance Group of America, Incorporated
CNO Financial Group, Inc.	Voya Financial, Inc.
Globe Life Inc.
•Pearl Meyer also used a variety of surveys with industry specific pay data for companies of similar size that it considers appropriate, without direction from management.
•Our Compensation and Talent Management Committee anchored its pay positioning strategy at the 50th percentile of market consensus for base salary, target total cash compensation and target total direct compensation. For target total cash compensation and target total direct compensation, the committee set competitive ranges of 90-110% of the 50th percentile for base salary and 80%-120% of the 50th percentile for target total cash compensation and target total direct compensation. The competitive ranges allow for various levels of experience and tenure.
•The committee's strategy helps achieve pay and performance alignment with pay above the 50th percentile when performance goals are exceeded and below the 50th percentile when performance goals are not achieved.
•Our Compensation and Talent Management Committee reviews many factors in considering compensation decisions, this external market data being just one of them. The committee also considers factors such as company performance, individual executive performance, individual executive experience, internal pay equity, executive retention, and succession planning. Accordingly, the committee does not necessarily set every pay element or pay level for each executive at the targeted market level.

18.What were our on say-on-pay results, and how did we consider them?
At our 2021 annual shareholder meeting, our shareholders approved the compensation of the named executive officers we disclosed in our 2021 Proxy Statement by an affirmative vote of 96.9% of the votes cast. The vote was advisory and non-binding. However, our Compensation and Talent Management Committee discussed and considered the vote in connection with its annual compensation decisions.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anant Bhalla Chief Executive Officer & President, and former interim Chief Financial Officer	2021	1,000,000	—	2,267,068	1,596,052	2,684,702	78,004	7,625,826
	2020	795,512	1,107,681	2,854,608	2,914,434	1,716,537	28,388	9,417,160
Axel André Chief Financial Officer	2021	191,527	200,000	—	400,000	530,515	9,649	1,331,692
Jeffrey D. Lorenzen Executive Vice President & Chief Risk Officer	2021	508,000	—	569,600	324,035	565,333	12,972	1,979,941
	2020	508,000	—	753,698	489,950	464,304	22,678	2,238,630
	2019	493,000	—	682,881	—	575,947	13,012	1,764,840
Ronald J. Grensteiner President, American Equity Investment Life Insurance Company	2021	500,000	—	485,901	296,130	670,411	13,521	1,965,964
	2019	566,000	—	781,448	—	661,229	13,855	2,022,532
James L. Hamalainen Executive Vice President, Chief Investments Officer & Chief Client Solutions Officer	2021	500,000	—	560,980	181,247	608,930	11,887	1,863,044
	2020	242,939	107,412	480,081	1,224,896	497,096	12,562	2,564,986
Ted M. Johnson Former Chief Financial Officer	2021	311,864	—	639,987	207,711	—	9,937	1,169,498
	2020	573,000	—	847,924	489,953	536,247	15,383	2,462,507
	2019	556,000	—	767,960	—	649,546	13,772	1,987,278
Tolga Uzuner Former Chief Investment Officer	2021	319,070	—	721,880	1,380,626	—	537,748	2,959,324
See the consolidated explanatory text following the Grants of Plan-Based Awards table.

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Grants of Plan-Based Awards in 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anant Bhalla	2/25/2021	—	—	—	—	—	—	27,372	—	—	749,993
	2/25/2021	—	—	—	27,373	54,745	109,490	—	—	—	1,500,013
	1/4/2021	—	—	—	—	43,724	—	—	—	26.72	418,439
	1/4/2021	—	—	—	—	43,723	—	—	—	26.72	427,611
	2/25/2021	—	—	—	—	—	—	—	96,246	27.40	750,003
	6/30/2021	—	—	—	—	—	—	528	—	—	17,062
	1/1/2021	750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
Axel André	9/7/2021	—	—	—	—	—	—	—	43,909	32.35	400,000
	9/7/2021	166,849	333,699	667,397	—	—	—	—	—	—	—
Jeffrey D. Lorenzen	2/25/2021	—	—	—	—	—	—	6,721	—	—	184,155
	2/25/2021	—	—	—	6,721	13,442	26,884	—	—	—	368,311
	6/2/2021	—	—	—	—	5,650	—	—	—	31.63	68,930
	6/2/2021	—	—	—	—	5,649	—	—	—	31.63	70,951
	2/25/2021	—	—	—	—	—	—	—	23,632	27.40	184,154
	6/30/2021	—	—	—	—	—	—	462	—	—	14,944
	12/31/2021	—	—	—	—	—	—	56	—	—	2,191
	1/1/2021	177,800	355,600	711,200	—	—	—	—	—	—	—
Ronald J. Grensteiner	2/25/2021	—	—	—	—	—	—	5,703	—	—	156,262
	2/25/2021	—	—	—	5,703	11,405	22,810	—	—	—	312,497
	6/2/2021	—	—	—	—	5,650	—	—	—	31.63	68,930
	6/2/2021	—	—	—	—	5,649	—	—	—	31.63	70,951
	2/25/2021	—	—	—	—	—	—	—	20,051	27.40	156,249
	6/30/2021	—	—	—	—	—	—	455	—	—	14,709
	12/31/2021	—	—	—	—	—	—	63	—	—	2,434
	1/1/2021	225,000	450,000	900,000	—	—	—	—	—	—	—
James L. Hamalainen	2/25/2021	—	—	—	—	—	—	6,615	—	—	181,251
	2/25/2021	—	—	—	6,615	13,230	26,460	—	—	—	362,502
	2/25/2021	—	—	—	—	—	—	—	23,259	27.40	181,247
	6/30/2021	—	—	—	—	—	—	379	—	—	12,257
	12/31/2021	—	—	—	—	—	—	128	—	—	4,970
	1/1/2021	175,000	350,000	700,000	—	—	—	—	—	—	—
Ted M. Johnson	2/25/2021	—	—	—	—	—	—	7,581	—	—	207,719
	2/25/2021	—	—	—	7,581	15,161	30,322	—	—	—	415,411
	2/25/2021	—	—	—	—	—	—	—	26,655	27.40	207,711
	6/30/2021	—	—	—	—	—	—	522	—	—	16,856
	1/1/2021	200,550	401,100	802,200	—	—	—	—	—	—	—
Tolga Uzuner	2/25/2021	—	—	—	—	—	—	8,782	—	—	240,627
	2/25/2021	—	—	—	8,782	17,564	35,128	—	—	—	481,254
	1/15/2021	—	—	—	—	50,000	—	—	—	30.50	562,500
	1/15/2021	—	—	—	—	50,000	—	—	—	30.50	577,500
	2/25/2021	—	—	—	—	—	—	—	30,879	27.40	240,626
	1/11/2021	220,000	440,000	880,000	—	—	—	—	—	—	—
See the consolidated explanatory text following this table.

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Understanding the Summary Compensation Table and
Grants of Plan-Based Awards Table
As SEC rules require, we have reported in the Summary Compensation Table a number of 2021 elements that the executives have not earned and may never be paid to them. Some or all of the Performance RSUs, Time RSUs, and stock options may never become payable or may ultimately have a value that differs substantially from what is reported here. The same is the case, in whole or in part, for awards reported for 2020 and 2019.
In the text below, we refer to the Summary Compensation Table above as the Summary Table and Grants of Plan-Based Awards in 2021 table as the Grants Table. We have reported in the Summary Table information for each executive for each of the past three year(s) each was a named executive officer in the proxy statement immediately following that year. We have reported 2021 information in the Grants Table for each executive named in this proxy statement.
Salary
We have reported the amount of base salary each executive earned in each year indicated in the Summary Table.
Bonus
We have reported Mr. André's cash sign-on payment for 2021 in the Summary Table. Mr. André must repay this amount if he voluntarily leaves us before his first anniversary. See our earlier proxy statements for information on "Bonus" amounts reported in the Summary Table for earlier years.
Non-Equity Incentives
We have reported each executive's STIP threshold, target, and maximum potential awards for 2021 in the Grants Table. The Summary Table shows each executive's actual resulting 2021 STIP award. See our earlier proxy statements for non-equity incentive information we have reported in the Summary Table for earlier years.
Stock Awards
We have reported the aggregate Grant Date Fair Value of all stock awards granted to each executive in each year indicated in the Summary Table. See our earlier proxy statements for more information on Stock Awards we have reported in the Summary Table for earlier years.
We have included the following Stock Awards for each executive on the Summary Table:
•Performance RSUs at a 2021 Grant Date Fair Value of $27.40 per share using target performance. The February 25, 2021 rows of the Estimated Future Payouts Under Equity Incentive Plan Awards columns of the Grants Table show the threshold, target, and maximum potential number of shares the executive may earn, depending on our three-year performance against established performance goals. Executives holding Performance RSUs accrue cash-payable dividend equivalents, payable if and when the award vests. We granted Performance RSUs under the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (the Equity Plan).
•Time RSUs at a Grant Date Fair Value of $27.40 per share. We have reported the number of shares in these awards in the February 25, 2021 rows of the Grants Table All Other Stock Awards column. All Time RSUs vest in full on the third anniversary of their grant date. Executives holding Time RSUs accrue cash-payable dividend equivalents, payable if and when the award vests. We granted Performance RSUs under the Equity Plan.
•ESOP shares at Grant Date Fair Value of $32.32 per share for awards in the June 30, 2021 rows, and $38.92 per share for awards in the December 31, 2021 rows, the closing prices of a share of our common stock on the dates in 2021 the shares were deposited into that plan for each executive.
To the extent the Grant Date Fair Value of any of these awards is based on assumptions, see Note 13 to the Consolidated Financial Statements in our 2021 10-K for more information.

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Option Awards
We have reported the Grant Date Fair Value of each stock option granted to each executive in each year indicated in the Summary Table. The Grants Table also shows the exercise price of each stock option we granted in 2021, which in each case was the closing price of a share of our common stock on the grant date. We granted all 2021 stock options under the Equity Plan. See our earlier proxy statements for more information on Option Awards we have reported in the Summary Table for earlier years.
We have included the following Option Awards for each executive on the Summary Table:
•Special Performance Vesting Stock Options at a Grant Date Fair Value per option indicated in the January 4 ($9.57 and $9.78), January 15 ($11.25 and $11.55), and June 2 ($12.20 and $12.56) rows of the Estimated Future Payouts Under Equity Incentive Plan Awards columns of the Grants Table, which show the number of stock options the executive may be able to exercise if we meet the performance conditions. For information on those grants, see our 2021 proxy statement. We granted these stock options under the Equity Plan.
•Time-Based Stock Options at a Grant Date Fair Value per option indicated in the February 25 ($7.79) and September 7 ($9.11) rows of the All Other Option Awards column of the Grants Table, which show the number of stock options the executive may be able to exercise. All Time-Based Stock Options vest in thirds on the first three anniversaries of their grant date. We granted Performance RSUs under the Equity Plan.
For information on the assumptions on which the Grant Date Fair Value of these stock options are based, see Note 13 to the Consolidated Financial Statements in our 2021 10-K.
All Other Compensation
We have reported the following 2021 All Other Compensation for each executive, as applicable:
•employer matching contributions of up to $11,600 to each executive's 401(k) plan accounts;
•holiday gift payments of up to $2,000 we gave each of our employees based on length of service with us, including amounts for each employee to produce a targeted amount net of taxes;
•severance pay of approximately $410,000 to Mr. Uzuner in exchange for a final separation agreement, in accordance with our severance plan;
•a cash relocation allowance of approximately $33,000 to Mr. Uzuner; and
•perquisites and personal benefits for each executive for whom the company's aggregate incremental cost for all such items exceeded $10,000 in 2021 in accordance with SEC rules, including:
◦limited personal air travel on a plane we lease, which we provide to executives in order to promote availability to colleagues and external business contacts and other business use of travel time during the trip, as well as conservation of travel time;
◦personal commercial air travel, primarily for an executive hired from outside the U.S. who retained a foreign residence and family, in order to attract the executive and facilitate working for us until relocation to U.S. could have been arranged (at a cost of $83,928 for Mr. Uzuner; Mr. Uzuner's other perquisites and personal benefits cost approximately $500);
◦relocation services in order to facilitate executives moving themselves and their families to the Des Moines area (at a cost of $57,363 for Mr. Bhalla; Mr. Bhalla's other perquisites and personal benefits cost approximately $8,700), and
◦no reportable perquisites for Mr. André, Mr. Lorenzen, Mr. Grensteiner, Mr. Hamalainen, and Mr. Johnson.

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Outstanding Equity Awards at Year-End 2021

	Option Awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anant Bhalla	50,000		26.70	01/27/2030
		122,025	27.05	11/19/2030
		122,025	27.05	11/19/2030
		43,724	26.72	01/04/2031
		43,723	26.72	01/04/2031
	96,246		27.40	02/25/2031
					54,179	2,108,647
							214,154	8,334,874
Axel André	43,909		32.35	09/07/2031
Jeffrey D. Lorenzen	23,632		27.40	02/25/2031
		24,783	27.05	11/19/2030
		24,782	27.05	11/19/2030
		5,650	31.63	06/02/2031
		5,649	31.63	06/02/2031
					16,424	639,222
							85,101	3,312,111
Ronald J. Grensteiner	20,051		27.40	02/25/2031
		5,650	31.63	06/02/2031
		5,649	31.63	06/02/2031
					16,374	637,276
							86,841	3,379,832
James L. Hamalainen	36,249		21.98	07/07/2030
	23,259		27.40	02/25/2031
		49,565	27.05	11/19/2030
		49,564	27.05	11/19/2030
					17,535	682,462
							42,840	1,667,333
Tolga Uzuner		50,000	30.50	11/15/2031
		50,000	30.50	11/15/2031
Option Awards
None of these stock options was exercisable as of December 31, 2021. In each case, the stock option's expiration date is the tenth anniversary of its grant date and its exercise price is the closing price of a share of our common stock on the grant date. Except as otherwise provided below, each executive must maintain continued service in order to attain and retain the right to exercise each option, unless we agree otherwise.

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The stock options in the "Equity Incentive Plan Awards" column are "Special Performance Vesting Stock Option Grants" in 2020 or early 2021. For information on those grants, see our 2021 proxy statement. As of December 31, 2021, we had not yet met the performance conditions for executives to exercise those stock options. We subsequently met the performance condition in early 2022. Awardholders forfeit these options upon end of employment, unless the termination is (i) due to death, Disability (as defined in the Equity Plan), Retirement (as defined in that plan), or a termination we initiate other than for Cause (as defined in that plan), or (ii) we offer the awardholder a separation agreement that becomes final.
The right to exercise the other stock options is scheduled to vest on the following schedule:

Expiration Date	Vesting Schedule
January 27, 2030	100% on fifth anniversary of grant date
September 7, 2031	1/3 on each of the first three anniversaries of grant date
February 25, 2031	1/3 on each of the first three anniversaries of grant date
July 7, 2030	100% on third anniversary of grant date

Stock Awards
None of these awards were vested or paid as of December 31, 2021, and remained subject to continued service (in some cases through a 2024 date), unless we agree otherwise. In each case, the hypothetical market value of the unvested awards is based on the closing price of a share of our common stock on December 31, 2021.

Each of these awards accrued dividend equivalents in 2021 payable in cash if and when the award vests:

Executive	2021 Accrued Dividend Equivalent ($)
Anant Bhalla	96,270
Jeffrey D. Lorenzen	48,250
Ronald J. Grensteiner	51,672
James L. Hamalainen	21,882

The awards in the "Equity Incentive Plan Awards" column are Performance RSUs granted in one or more of 2019, 2020, and 2021, depending on the executive and when he began employment with us. Each is scheduled to vest at the end of a three-year performance period beginning in the year of grant, subject to continued service and our Compensation and Talent Management Committee's determination of our performance against set goals for the period. Each is reported assuming the maximum performance factor will apply.
The other awards are Time RSUs granted in one more of 2019, 2020, and 2021, depending on the executive and when he began employment with us. Each is scheduled to vest, subject to continued service, in thirds on the first three anniversaries of grant date.

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Option Exercises and Stock Vested in 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anant Bhalla	9,364	274,084
Jeffrey D. Lorenzen	19,116	528,175
Ronald J. Grensteiner	21,963	606,838
Ted M. Johnson	21,557	595,620

We have reported the "Value Realized on Vesting" at the number of shares of our common stock that vested for each executive in 2021 multiplied by the closing price per share on the vesting date (or, if the vesting date was not a business day, the immediately prior business day). No stock awards vested for Mr. André, Mr. Hamalainen, or Mr. Uzuner in 2021.
None of the named executive officers exercised any stock options during 2021.

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Nonqualified Deferred Compensation in 2021

Name	Plan Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Ronald J. Grensteiner	American Equity Marketing Officers Deferred Compensation Agreement	50,670	175,140

Under a 1998 agreement, Mr. Grensteiner has a stock-payable deferred bonus. The "aggregate earnings" in 2021 are the change in the market price of our common stock during the year of the 4,500 shares payable (the result of a 3-for-1 stock split since the date of the agreement). The shares are payable upon the end of Mr. Grensteiner's employment.
Consistent with SEC rules, none of the earnings or aggregate balance have appeared in our previous Summary Compensation Tables.

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Potential Payments Upon Termination or Change in Control

	Severance Benefits				Change in Control Severance Benefits
Name	Salary-Based ($)	STIP-Based ($)	COBRA Subsidy ($)	Out-placement ($)	Salary-Based ($)	STIP-Based ($)	Stock Options ($)	RSUs ($)	Group Benefits ($)
Anant Bhalla	1,000,000	1,500,000	15,000	30,000	3,000,000	4,500,000	5,683,481	10,443,521	60,234
Axel André	600,000	1,050,000	15,000	30,000	1,200,000	2,100,000	288,482	—	10,087
Jeffrey D. Lorenzen	508,000	355,600	15,000	30,000	1,524,000	1,066,800	942,947	3,951,333	51,598
Ronald J. Grensteiner	500,000	450,000	15,000	30,000	1,500,000	1,350,000	313,357	4,017,108	60,234
James L. Hamalainen	550,000	825,000	15,000	30,000	1,100,000	1,650,000	2,058,663	2,349,795	35,837

Severance Benefits
The left side of table above shows the Severance Benefits each active named executive officer would have received if we had involuntarily terminated his employment with eligibility on December 31, 2021 and any required separation agreement had become final. In light of the hypothetical completion of 2021 performance, we assume we would have paid 2021 STIP in the normal course and do not include any such amounts in the table above. All payments would have been made net of tax withholding; none of the named executive officers is entitled to a tax gross-up.
Under the terms of his offer letter, Mr. Bhalla is eligible for severance if he is terminated other than for Cause, death or disability. "Cause" generally includes (i) willful and continued failure to substantially perform Mr. Bhalla's duties (other than due to incapacity due to physical or mental illness); (ii) conviction of, or entering of a guilty plea or a plea of no contest to, a felony; (iii) willful engagement in illegal conduct or gross misconduct; or (iv) material failure to comply with the Company’s policies or rules, or any agreement between the Company and Mr. Bhalla. Mr. Bhalla is not eligible for such severance benefits if he fails to sign a general release and waiver of claims as part of a termination agreement that contains standard provisions including a non-disparagement provision and/or if he does not allow the release and waiver to become fully effective. The severance payable under Mr. Bhalla’s offer letter would have equaled (a) twenty-four (24) months of salary and (b) 2021 STIP target opportunity.
Each of the other named executive officers are eligible for severance under our American Equity Transition Benefit Plan (the Transition Plan) if we determined that we had involuntarily terminated the executive due to job elimination, job modification, or poor fit. The Severance Benefits would have been equal to 52 weeks of salary, plus the executive's COBRA benefits continuation contribution rate for the first 12 months after termination of employment, plus outplace assistance at our cost of no more than $30,000.
Change in Control Severance Benefits
The right side of the table above shows the Change in Control Severance Benefits each active named executive officer would have received if we had suffered a change in control on December 31, 2021 and each named executive officer had ended employment with severance eligibility on that date.
We entered into change in control agreements with a small group of senior executives, including each of the active named executive officers. Each is filed as an exhibit to our 2021 10-K. Under these agreements, we would have provided payments and benefits upon end of employment under certain circumstances following a change in control. Such circumstance would have included discharge without Cause or voluntary resignation by the executive for Good Reason. Active named executive officers who had received Change in Control Severance would not receive severance under the Transition Plan.
Under the agreements:
•a "change in control" includes certain concentrations of our ownership, certain changes in a majority of our Board members, certain mergers with another entity, and certain sales of substantially all of our assets.
•"Cause" generally includes (i) the executive’s willful and continued failure to substantially perform the executive’s duties (other than a failure resulting from the executive’s incapacity due to physical or mental illness), after a written demand for substantial performance from the Board of Directors; (ii) the final conviction of the executive of, or an entering of a guilty plea or a plea of no contest by the executive to, a felony; or (iii) the

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willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
•"Good Reason" generally means any of the following without the executive’s consent and subject to certain notice and cure periods: (i) subject to certain exceptions, the assignment to the executive of any duties inconsistent with the executive’s position, including any change in status, authority, duties or responsibilities or any other action that results in a material diminution in such status, authority, duties or responsibilities; (ii) a reduction in the executive’s base salary; (iii) the relocation of the executive’s office to a location more than 50 miles from West Des Moines, Iowa; (iv) unless a plan providing a substantially similar compensation or benefit is substituted, (a) the Company’s failure to continue in effect any fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the executive is participating prior to the change in control which adversely affects the executive’s total compensation in a material manner, or (b) the Company’s action that adversely affects the executive’s participation in or materially reduces or deprives him of his benefits under, such plans; or (v) the Company’s failure to obtain the assumption of the change in control agreement in writing by a successor.
During the term of the agreement and the period in which the executive would have been entitled to receive salary-based payments, the executive would have been prohibited from (i) soliciting or enticing any other employee to leave us or our affiliates to go to work for any competitor, or (ii) requesting or advising a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.
Change in Control Severance Benefits would have included:
•salary payments equal to three years (or two years, for Mr. André and Mr. Hamalainen);
•a cash lump sum equal to three times (or two times, for Mr. André and Mr. Hamalainen) the executive’s target STIP award;
•automatic vesting of unvested stock options (we reported these at year-end 2021 closing stock price less option exercise price), unvested shares of Time RSUs and Performance RSUs at target performance levels (we report these at year-end 2021 closing stock price); and
•continuation of health, dental and life insurance benefits during the salary continuation period, which we report at our estimated cost.
All payments would have been made net of tax withholding; none of the named executive officers is entitled to a tax gross-up. If an executive's payments and benefits would have been an "excess parachute payment" for purposes of Section 280G of the Code, we would have reduced Change in Control Severance Benefits to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. None of the amounts above includes the impact of any such reduction.
Mr. Johnson
We entered into a separation agreement with our former Chief Financial Officer, Ted M. Johnson in 2021. Under the agreement, Mr. Johnson separated from employment effective July 16, 2021 and released employment-related claims. The agreement includes various other provisions beneficial to us, including: (i) 18-month non-solicitation of our employees, contractors, and others; (ii) 18-month non-compete, limited to specified firms; (iii) cooperation on our matters; (iv) non-disparagement of us and our associates (we also agreed to inform our officers and directors not to disparage Mr. Johnson); (v) maintaining confidentiality; and (vi) no assistance to a third party in a dispute with us, except as required by law or pursued by a regulator. Mr. Johnson did not meet his obligations under the agreement, which resulted in non-payment of the benefits of his agreement.
Mr. Uzuner
We entered into a separation agreement with our former Chief Investment Officer, Asset Management, Tolga Uzuner, under the Transition Plan in 2021. We offered and paid Mr. Uzuner benefits as determined under the Transition Plan and his Special Performance Vesting Stock Options.

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CEO Pay Ratio
SEC rules require that we disclose the ratio of the total compensation of our Chief Executive Officer to that of the median employee. We and other companies use reasonable estimates, assumptions, and methods consistent with SEC rules to prepare information that we believe best fits our circumstances, rather than a rigid, uniform approach. As a result, we believe that comparisons between this information and other companies' disclosure will not necessarily be useful.
Since we added a significant number of employees in 2021, our median employee is different from whom we used to calculate our pay ratio for 2020. To identify our median employee, we identified everyone we consider an employee under relevant U.S. tax rules during 2021, which covered approximately 930 entirely U.S.-based employees. We totaled each employee's salary earnings in 2021 and cash incentives paid during 2021, and annualized for employees who served for only part of 2021. We did not make any cost-of-living adjustments or account for any regional pay differences.
We calculated our median employee’s total compensation under the SEC rules required for our Chief Executive Officer on the Summary Compensation Table. We then added $18,073, our cost for company-provided group medical insurance for our Chief Executive Officer, and $17,124 on the same basis for our median employee. Using this methodology, our median employee’s total compensation for 2021 was $104,681 and our Chief Executive Officer’s 2021 total compensation was $7,643,899. The resulting ratio of our Chief Executive Officer’s total compensation to the median employee total compensation was approximately 73:1.

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Additional Information

2022 Shareholder Meeting Information

Accessing Proxy Materials
We are mailing a hard copy Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders on or about April 28, 2022. We are making this proxy statement and our Annual Report to Shareholders available on the Internet instead of mailing a printed copy to each shareholder. The Notice includes instructions to access and review all of the information contained in these documents on the Internet, as well as how to submit a proxy on the Internet.
To request a printed copy of our proxy materials, follow the Notice instructions. Shareholders may request to receive either hard copy proxy materials or electronically by email, and either choice will remain in effect until the shareholder terminates it. Choosing to receive proxy materials by email will save paper, printing costs, and mailing costs, and will conserve resources.

Voting
Only shareholders as of the close of business on the record date, April 12, 2022, will be entitled to vote at the 2022 Annual Shareholder Meeting.
If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate.
If you are a registered shareholder (that is, you own shares in your own name and not through a bank, broker, or another record holder), you may vote without attending the meeting in person by telephone, through the Internet, or by completing a paper proxy card and returning it by mail. Please see the Notice of Annual Meeting in this document or your proxy card for instructions on how to access the telephone and Internet voting systems.
If you hold your shares in "street name" through a bank, broker, or other record holder, including through our ESOP, your record holder will advise you how you can vote without attending the meeting in person.
You may revoke your proxy at any time prior to the close of voting at the Annual Shareholder Meeting, either in person at the Annual Shareholder Meeting, by writing delivered to our Corporate Secretary, by telephone, or through the Internet, by withdrawing your proxy or granting a proxy bearing a later date.
If you return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:
•FOR the election of the three director nominees;
•FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2022; and
•FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.
If any other matter is presented at the Annual Shareholder Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no other matters to be addressed at the Annual Shareholder Meeting.
If you attend the Annual Shareholder Meeting in person, you may either vote by proxy in advance as described above or you may vote in person at the Annual Shareholder Meeting.
We encourage you to vote by telephone or through the internet using the instructions in the Notice of Internet Availability of Proxy Materials and on your proxy card.

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Attending the Annual Shareholder Meeting in Person
Shareholders may attend the Annual Shareholder Meeting in person. If you or your proxy plan to attend the Annual Shareholder Meeting in person and your share ownership is registered in your own name (i.e., you are a "record holder"), you may indicate your plans to do so when you submit your proxy in advance. We maintain a list of record holders entitled to be present and vote at the Annual Shareholder Meeting, which will be available for inspection by record holders at our principal executive offices beginning approximately two days after we provide notice of that meeting and at the Annual Shareholder Meeting. If you plan to attend the meeting, please bring proof of identity; feel free to also bring documentation of your ownership, e.g., printout of Computershare records, in case need arises.
If you plan to attend in person and you hold your shares in "street name" through a bank, broker, or other record holder, including through our ESOP, contact the bank, broker or other record holder in whose name your shares are registered to obtain a broker’s proxy card and bring it with you to the Annual Shareholder Meeting.
Householding
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This "householding" saves paper, printing costs, and mailing costs, and conserves resources. Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household.
If you would like to receive a separate set of proxy materials now or in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

Quorum and Votes Required
We will have a quorum at our Annual Shareholder Meeting if a majority of the shares issued and outstanding and entitled to cast votes on at least one matter at the meeting is present in person or by proxy. Shares whose vote is abstained, withheld for any director, and broker non-votes, will count for quorum purposes. We have appointed Alliance Advisors, L.L.C. inspector of the election. Our by-laws provide for confidential voting. In accordance with our articles of incorporation, stockholders do not have the right to cumulate their votes for the election of directors.
If you hold shares in the name of a bank, broker or another record holder, your record holder will provide instructions on how to vote your shares. Your record holder may exercise discretion to vote your shares on Proposal 2, a "routine matter," even if you provide no instructions. Proposals 1 and 3 are not "routine matters;" record holders may not vote your shares on these matters unless you give them voting instructions.
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote, and each of the other proposals will be approved if the votes cast in favor exceed the votes cast opposing. In each case, any abstentions and broker non-votes will have no effect on the outcome.
We expect to announce preliminary voting results at the Annual Shareholder Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

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Supplementary Information

Shares Outstanding
We have a single class of voting common stock, $1 par value per share, of which 94,316,132 shares were outstanding at close of business on the record date, and therefore entitled to vote at the Annual Shareholder Meeting. Each share is entitled to one vote.

Security Ownership of Management
The following table reports beneficial ownership of our common stock as of April 12, 2022, to the best of our knowledge.

	Amount and Nature of Common Stock Beneficial Ownership
Name of Beneficial Owner*	Common Stock (#)	Exercisable Stock Options and Deferred Shares (#)	Total (#)	Series A Preferred Stock (#)
Anant Bhalla	28,281	197,831	226,112	—
Axel André	—	—	—	—
Jeffrey D. Lorenzen	58,912	38,310	97,222	—
Ronald J. Grensteiner	88,303	16,834	105,137	—
James L. Hamalainen	3,511	57,318	60,829	2,000
Tolga Uzuner	—	50,000	50,000	—
Ted M. Johnson	63,710	—	63,710	—
David S. Mulcahy	121,460	—	121,460	—
Joyce A. Chapman	51,549	—	51,549	—
Brenda J. Cushing	16,021	—	16,021	—
James M. Gerlach	232,688	—	232,688	—
Douglas T. Healy	38,658	—	38,658	—
Robert L. Howe	72,378	9,000	81,378	—
William R. Kunkel	59,246	—	59,246	—
Alan D. Matula	29,241	—	29,241	—
Gerard D. Neugent	41,240	14,000	55,240	—
Sachin Shah	5,121	—	5,121	—
A.J. Strickland, III	293,121	—	293,121	—
All active directors and executive officers, including but not limited to those active individuals listed above, as a group	1,140,204	359,192	1,499,396	2,000
*As of April 12, 2022, no director, director nominee, or executive officer, beneficially owned 1% or more of the total outstanding shares of our common stock or series A preferred stock. All active directors and executive officers, including but not limited to those active individuals listed in this table, as a group beneficially owned 1.59% of our common stock outstanding as of April 12, 2022.

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Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than five percent of our outstanding common stock.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Class (6)
Macquarie Group Limited (1) 50 Martin Place Sydney New South Wales, Australia	5,141,543	5.55%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	9,899,977	10.7%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road Building One Austin, TX 78746	6,710,570	7.3%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	13,268,080	14.3%
Brookfield Asset Management Reinsurance Partners Ltd. (5) 73 Front Street, 5th Floor Hamilton, HM 12 Bermuda	15,886,163	16%
(1)This information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2022 by Macquarie Group Limited, which reported beneficial ownership as of December 31, 2021.
(2)This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, which reported beneficial ownership as of December 31, 2021.
(3)This information is based solely on a Schedule 13G/A filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP, which reported beneficial ownership as of December 31, 2021.
(4)This information is based solely on a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2021.
(5)This information is based solely on a Schedule 13D/A filed with the SEC on January 14, 2022 by Brookfield Asset Management Reinsurance Partners Ltd., which reported beneficial ownership as of January 7, 2022.
(6)Percentage of class as reported in schedules described in footnotes (1) - (5).

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2023 Shareholder Meeting Information
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures a shareholder must follow for a shareholder’s proposal to be included in a public company’s proxy materials. Any such proposal for the 2023 annual shareholder meeting must be received by us at American Equity Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, prior to December 28, 2022.
In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal or nomination of director from the floor of the 2023 annual shareholder meeting must submit the proposal or nomination of director to the Corporate Secretary at the address above. Any such proposal must be delivered (or mailed and received) between March 12, 2023 and April 11, 2023. Any such proposal must set forth as to each matter such shareholder proposes to bring before the 2023 annual shareholder meeting (i) a brief description of the business desired to be brought before the annual shareholder meeting and the reasons for conducting such business at the annual shareholder meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual shareholder meeting to bring such business before the meeting.
The deadline for notice of solicitation of proxies in support of non-registrant director nominees for our 2023 annual shareholder meeting is April 11, 2023.

Shareholder Communications with the Board
Shareholders may communicate with us by writing to our Investor Relations Department at 6000 Westown Parkway, West Des Moines, Iowa 50266.
Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director, or any group of directors should send written correspondence to American Equity Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266. Assuming our Corporate Secretary concludes that the communication discusses business or other matters relevant to our Board's activities, we will distribute a copy (or summary) of it to the addressees.

Proxy Solicitation Costs
We have retained Alliance Advisors, LLC to assist with the solicitation of proxies from shareholders and will pay a fee of approximately $20,610, plus expenses, for these services. We will also reimburse banks, brokers, and other record holders for their costs of sending our proxy materials to beneficial owners. Our directors, officers or other employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

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Equity Compensation Plan Information at December 31, 2021

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,929,443	27.84	1,924,101
Total	2,929,443	27.84	1,924,101
Column (a) in the table above includes outstanding Performance RSUs (assuming target performance), Time RSUs, and stock options. For more information on Performance RSUs, see Note 13 to the Consolidated Financial Statements in our 2021 10-K. Column (b) is the weighted-average exercise price of stock options.
At year-end 2021, we had awards outstanding under the 2011 Directors Stock Option Plan, the Amended and Restated 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, the 2016 Employee Incentive Plan, and the Equity Plan. Our plans have formulae for increasing the number of shares available for issuance where no shares (or fewer than the number of shares originally issuable) are settled for an award and in case of certain repurchases, stock dividends and distributions, recapitalization, spin-offs, and other extraordinary transactions.

Our 2021 10-K
Our 2021 Annual Report on Form 10-K (including our audited consolidated financial statements and financial statement schedules) is available online at www.american-equity.com under "Investor Relations." Any shareholder who wants a hard copy, free of charge, may contact Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

Forward Looking Statements
This proxy statement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as advance, believe, coming, commitment, estimate, expect, future, goal, likely, may, remain, schedule, shortly, should, target, will, would, and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.
Many factors determine our results, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. We do not guarantee any future performance. Our results could differ materially from what we express or imply in forward-looking statements. We identify some of the risks and uncertainties that may cause such differences in our 2021 10-K, any Quarterly Reports on Form 10-Q, or any Current Reports on Form 8-K we filed with the SEC after we filed our 2021 10-K, as well as in our other filings, under the captions "Note Regarding Forward-Looking Statements" or "Risk Factors."
We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further SEC disclosures we make on related subjects.

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Appendix A
Non-GAAP and Other Financial Disclosures
In this proxy statement, we present certain measures of our performance not calculated in accordance with accounting principles generally accepted in the United States of American (GAAP). We believe that these non-GAAP financial measures enhance the understanding of American Equity and its performance by highlighting the results of operations and the underlying profitability drivers of the business. The non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this section.
Non-GAAP operating income available to common stockholders equals net income (loss) available to common stockholders adjusted to eliminate the impact of items that fluctuate from quarter to quarter in a manner unrelated to core operations, and we believe measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income available to common stockholders include:
•elimination of the impact of fair value accounting for our fixed index annuity business. The impact from these items are not economic in nature but rather impact the timing of reported results;
•elimination of the impact of index credits on the reserve for lifetime income benefit riders. The impact of this item creates market-driven volatility not connected to management decisions and efforts; and
•elimination of the impact of notable items which primarily relate to actuarial assumption updates. The impact of these items do not reflect the company's expected ongoing operations.
Reconciliation from Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income Available to Common Stockholders and Non-GAAP Operating Income Available to Common Stockholders, Excluding Index Credits and Notable Items

2021
Net income (loss) available to common stockholders	$430,317
Adjustments to arrive at non-GAAP operating income available to common stockholders: (a)
Net realized losses on financial assets, including credit losses	10,299
Change in fair value of derivatives and embedded derivatives	(187,290)
Income taxes	37,184
Non-GAAP operating income available to common stockholders	290,510
Impact of index credits (a)	(121,184)
Impact of notable items	78,036
Non-GAAP operating income available to common stockholders, excluding index credits and notable items	$247,362

Per common share - assuming dilution:
Net income (loss) available to common stockholders	$4.55
Adjustments to arrive at non-GAAP operating income available to common stockholders:
Net realized losses on financial assets, including credit losses	0.11
Change in fair value of derivatives and embedded derivatives	(1.98)
Income taxes	0.39
Non-GAAP operating income available to common stockholders	3.07
Impact of index credits	(1.28)
Impact of notable items	0.83
Non-GAAP operating income available to common stockholders, excluding index credits and notable items	$2.62
(a)Adjustments to net income (loss) available to common stockholders to arrive at non-GAAP operating income available to common stockholders are presented net of related adjustments to amortization of deferred sales inducements (DSI) and deferred policy acquisition costs (DAC) and accretion of lifetime income benefit rider (LIBR) reserves where applicable.

A-1

TABLE OF CONTENTS	2022 Proxy Statement
Total common stockholders’ equity and book value per common share excluding accumulated other comprehensive income (AOCI) are non-GAAP financial measures which are based on common stockholders’ equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale securities, we believe these non-GAAP financial measures are useful in analyzing operating trends.

Reconciliation from Total Stockholders' Equity to Total Common Stockholders' Equity Excluding AOCI

	12/31/2018	12/31/2021
Total stockholders' equity	2,399,101	6,323,127
Equity available to preferred stockholders	-	(700,000)
Total common stockholders' equity	2,399,101	5,623,127
Accumulated other comprehensive income	52,432	(1,848,789)
Total common stockholders' equity excluding AOCI	2,451,533	3,774,338

Common shares outstanding	90,369,229	92,513,517

Book value per common share	26.55	60.78
Book value per common share excluding AOCI	27.13	40.80

Average book value per common share growth		42.98%
Average book value per common share growth excluding AOCI		16.80%
A-2

At American Equity Investment Life Holding Company, we think of ourselves as The Financial Dignity Company™ that offers solutions designed to create financial dignity in retirement. Our policyholders work with independent agents, banks and broker-dealers, through our wholly-owned operating subsidiaries, to choose one of our leading annuity products best suited for their personal needs. To deliver on our promises to policyholders, American Equity has reframed its investment focus, building a stronger emphasis on insurance liability driven asset allocation as well as the origination and management of private assets. Our company is headquartered in West Des Moines, Iowa with satellite offices slated to open in 2022 in Charlotte, NC and New York, NY. For more information, please visit www.american-equity.com.

6000 Westown Parkway
West Des Moines, Iowa 50266

515-221-0002
888-221-1234

www.american-equity.com

AMERICAN EQUITY™
INVESTMENT LIFE HOLDING COMPANY®

AEL-AR-21

©2022 American Equity. All Rights Reserved.

Proxy — American Equity Investment Life Holding Company

Proxy Solicited by Board of Directors for Annual Meeting - June 10, 2022

Anant Bhalla, David S. Mulcahy and Phyllis J. Zanghi, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Equity Investment Life Holding Company to be held on June 10, 2022 or at any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Proxy Statement, 2021 Annual Report (Form 10-K), and CEO Letter are available at: http://viewproxy.com/americanequity/2022

Annual Meeting Proxy Card

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Proposals — The Board recommends a vote "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2 and 3.

1. Election of Directors:

	FOR	WITHHOLD
01 – Anant Bhalla	☐	☐
02 – Alan D. Matula	☐	☐
03 – Gerard D. Neugent	☐	☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Note: also includes authorization to transact such other business as may properly come before the meeting.

I plan on attending the meeting ☐

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Date: ______________________________

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Signature

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Signature (if held jointly)

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